UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

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CENTENE CORPORATION
(Name of Registrant as Specified In Its Charter)

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Notice of 2018 Annual Meeting of Stockholders and Proxy Statement

March 9, 2018

Centene Corporation
Centene Plaza
7700 Forsyth Boulevard
St. Louis, Missouri 63105
March 9, 2018

Dear Fellow Stockholders:

Our 2018 Annual Meeting of Stockholders will be held at Centene Plaza, 7700 Forsyth Boulevard, St. Louis, Missouri, at 10:00 A.M., central daylight savings time, on Tuesday, April 24, 2018. Annual meetings play an important role in maintaining communications and understanding among our management, Board of Directors and stockholders, and I hope that you will be able to join us.

On or about March 12, 2018, we will begin mailing to our stockholders a proxy notice containing instructions on how to access our Proxy Statement, Annual Review and Annual Report on Form 10-K, and vote online. Information concerning the matters to be considered and voted upon at the Annual Meeting is set forth in the Notice of 2018 Annual Meeting of Stockholders and Proxy Statement. The Proxy Statement contains instructions on how you can receive a paper copy of the Proxy Statement, Annual Review and Annual Report on Form 10-K, if you only received a proxy notice by mail.

If you are a stockholder of record you may vote:

•via internet;
•by telephone;
•by mail; or
•in person at the meeting.

To vote by internet or telephone, please follow the instructions on the proxy notice. To vote by mail, request a set of proxy materials as instructed on the proxy notice. You may attend the meeting and vote in person even if you have previously voted.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Sincerely,

Michael F. Neidorff
Chairman and Chief Executive Officer

THE ABILITY TO HAVE YOUR VOTE COUNTED AT THE MEETING IS AN IMPORTANT STOCKHOLDER RIGHT, AND I HOPE YOU WILL CAST YOUR VOTE IN PERSON OR BY PROXY REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.

CENTENE CORPORATION
CENTENE PLAZA
7700 FORSYTH BOULEVARD
ST. LOUIS, MISSOURI 63105

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 A.M., central daylight savings time, on Tuesday, April 24, 2018

Place	Centene Plaza 7700 Forsyth Boulevard St. Louis, Missouri 63105 Centene Auditorium

Items of Business	At the meeting, we will ask you and our other stockholders to consider and act upon the following matters:

(1) to elect three Class II Directors to three-year terms;
(2) advisory resolution to approve executive compensation;
(3) to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and
(4) to transact any other business properly presented at the meeting.

Record Date	You may vote if you were a stockholder of record at the close of business on February 23, 2018.

Proxy Voting
It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please vote by internet, telephone or mail. You may revoke your proxy at any time before its exercise at the meeting. Please reference the proxy notice for additional information.

Stockholder List
A list of stockholders entitled to vote will be available at the meeting. In addition, you may contact our Secretary, Keith H. Williamson, at our address as set forth above, to make arrangements to review a copy of the stockholder list at our offices located at 7700 Forsyth Boulevard, St. Louis, Missouri, before the meeting, between the hours of 8:00 A.M. and 5:00 P.M., central daylight savings time, on any business day from April 10, 2018, up to one hour prior to the time of the meeting.

Attending the Annual Meeting
If you would like to attend the meeting, please bring evidence to the meeting that you own common stock, such as a stock certificate, or, if your shares are held by a broker, bank or other nominee, please bring a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of such shares. You must also bring a form of personal identification.

By order of the Board of Directors,

Keith H. Williamson
Secretary

St. Louis, Missouri
March 9, 2018

2018 NOTICE OF MEETING AND PROXY STATEMENT
INFORMATION ABOUT THE MEETING

Information About the Meeting

We have sent you a notice of this proxy statement because our Board of Directors is soliciting your proxy to vote at our 2018 Annual Meeting of Stockholders or any adjournment or postponement of the meeting.

When and where is the annual meeting?
When: Tuesday, April 24, 2018, at 10:00 a.m., central daylight savings time
Where: Centene Plaza, 7700 Forsyth Boulevard, St. Louis, Missouri.

•	THIS PROXY STATEMENT summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote.

•	THE PROXY CARD is the means by which you actually authorize another person to vote your shares in accordance with the instructions.

Our directors, officers and employees may solicit proxies in person or by telephone, mail, electronic mail or facsimile. We will pay the expenses of soliciting proxies, although we will not pay additional compensation to these individuals for soliciting proxies. We will request banks, brokers and other nominees holding shares for a beneficial owner to forward copies of the proxy materials to those beneficial owners and to request instructions for voting those shares. We will reimburse these banks, brokers and other nominees for their related reasonable expenses. The Company has retained Morrow Sodali, LLC and Saratoga Proxy Consulting, LLC to assist in the solicitation of proxies at an estimated cost of $12,500 each, plus expenses.

We are making this proxy statement, our 2017 Annual Review and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, available to stockholders for the first time on or about March 12, 2018.

Who is entitled to vote at the meeting?
Holders of record of our common stock at the close of business on February 23, 2018, are entitled to one vote per share on each matter properly brought before the meeting. The proxy notice states the number of shares you are entitled to vote.

You may vote your shares at the meeting in person or by proxy:

•
TO VOTE IN PERSON, you must attend the meeting, and then complete and submit the ballot provided at the meeting. If your shares are held in the name of a bank, broker or other nominee holder, you will receive instructions from the holder of record explaining how your shares may be voted. Please note that, in such an event, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

•
TO VOTE BY PROXY, you must follow the instructions on the proxy notice and then vote by means of the internet, telephone or, if you received your proxy materials by mail, mailing the proxy card in the enclosed postage-paid envelope. Your proxy will be valid only if you vote before the meeting. By voting, you will direct the designated persons to vote your shares at the meeting in the manner you specify. If, after requesting paper materials, you complete the proxy card with the exception of the voting instructions, then the designated persons will vote your shares in accordance with the instructions contained therein, and if no choice is specified, such proxies will be voted in favor of the matters set forth in the accompanying Notice of 2018 Annual Meeting of Stockholders. If any other business properly comes before the meeting, the designated persons will have the discretion to vote your shares as they deem appropriate.

Centene Corporation 1

2018 NOTICE OF MEETING AND PROXY STATEMENT
INFORMATION ABOUT THE MEETING

Even if you vote by means of the internet, telephone, or complete and return a proxy card, you may revoke it at any time before it is exercised by taking one of the following actions:

•	send written notice to Keith H. Williamson, our Secretary, at our address as set forth in the accompanying Notice of 2018 Annual Meeting of Stockholders;

•	submit a new vote by means of the mail, internet or telephone; or

•	attend the meeting, notify our Secretary that you are present, and then vote by ballot.

What do I need to do if I plan to attend the meeting in person?
If you would like to attend the meeting, please bring evidence to the meeting that you own common stock, such as a stock certificate, or, if your shares are held by a broker, bank or other nominee, please bring a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of such shares. You must also bring a form of personal identification.

At the close of business on February 23, 2018, there were 173,554,072 shares of our common stock outstanding, net of treasury shares. Our By-Laws require that a majority of the shares of our common stock issued and outstanding on that date be represented, in person or by proxy, at the meeting in order to constitute the quorum we need to transact business. We will count abstentions and broker non-votes in determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Our By-Laws include a majority voting standard for the election of directors in uncontested elections, which are generally defined as elections in which the number of nominees does not exceed the number of directors to be elected at the meeting. Under the majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote therefor at the meeting. A majority of the votes cast means that the number of votes cast “FOR” a director nominee exceeds the number of votes cast “AGAINST” that director nominee. In accordance with our Corporate Governance Guidelines, in this election, any director nominee who receives a greater number of votes “AGAINST” his or her election than “FOR” votes must tender his or her resignation to the Board of Directors promptly following certification of the stockholder vote. The Nominating and Governance Committee is required to make a recommendation to the Board of Directors with respect to any such tendered resignation. The Board of Directors will act on the tendered resignation within 90 days from the certification of the vote and will publicly disclose its decision, including an explanation of its decision. Abstentions and broker non-votes will not count as a vote “FOR” or “AGAINST” a director nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast.

The affirmative vote of the holders of a majority of the votes cast at the meeting is necessary to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, and to approve on an advisory non-binding basis, the Company's executive compensation. Abstentions and broker non-votes with respect to each of these proposals will not be considered as votes cast with respect to the matter and thus will have no effect on the vote.

Our Board of Directors is not aware of any matters that are expected to come before the meeting other than those referred to in this proxy statement. If any other matter should properly come before the meeting, the persons appointed as proxies by the Board of Directors intend to vote the proxies in accordance with their best judgment.

The chairperson of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made, in compliance with the below procedures.

2 Centene Corporation

2018 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS

Proposal One: Election of Directors

Nominees and Continuing Directors

Our Certificate of Incorporation provides that the Board is to be divided into three classes serving for staggered three-year terms. Under our By-Laws, our Board of Directors has the authority to fix the number of directors, provided that the Board must have between five and eleven members. The first proposal on the agenda for the meeting is the election of three nominees to serve as Class II Directors for three-year terms beginning at the meeting and ending at our 2021 Annual Meeting of Stockholders.

No director, including any director standing for election, or any associate of a director, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries. No director, including any director standing for election, is related by blood, marriage or adoption to any other director or any executive officer.

The Board has nominated Frederick H. Eppinger and David L. Steward for re-election to the Board. The board has also nominated Jessica L. Blume for election to the board as a Class II director. We expect that Ms. Blume, Mr. Eppinger and Mr. Steward will be able to serve if elected. If any of them are not able to serve, proxies may be voted for a substitute nominee or nominees.

The Board believes the election of these three nominees is in our best interests and the best interests of our stockholders and recommends a vote “FOR” the election of the three nominees.

Centene Corporation 3

2018 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Class II Directors - Standing for Election for a Term Expiring in 2021

Jessica L. Blume
Principal Occupation: Retired Vice Chairman of Deloitte LLP
First Became Director: February 2018
Age: 63
Ms. Blume was Vice Chairman of Deloitte LLP from 2012 until her retirement in 2015. She served in various leadership positions during her 26 years at Deloitte including serving on the Board of Directors, as the Chair of the Executive Compensation and Evaluation Committee, and a member of the Finance, Governance, Strategic Investment and Risk Committees. Ms. Blume currently serves on the Board of Directors of Publix Super Markets, Inc.
Qualifications: Ms. Blume's range of experience includes, in particular, public accounting, technology and organizational development expertise.

Frederick H. Eppinger
Principal Occupation: Retired Director, President and Chief Executive Officer of The Hanover Insurance Group, Inc.
First Became Director: April 2006
Age: 59
Mr. Eppinger is a retired Director, President and Chief Executive Officer of The Hanover Insurance Group, Inc. (insurance and financial services industries). Mr. Eppinger serves as a director for Stewart Information Services Corporation.
Qualifications: Mr. Eppinger's range of experience includes, in particular, Chief Executive Officer roles, as well as organizational development and insurance industry expertise.

David L. Steward
Principal Occupation: Founder and Chairman of World Wide Technology, Inc.
First Became Director: May 2003
Age: 66
Mr. Steward is the founder of World Wide Technology, Inc. (systems integration industry) and has served as its Chairman since its founding in 1990. In addition, Mr. Steward has served as Chairman of Telcobuy.com (an affiliate of World Wide Technology, Inc.), since 1997. He also served as director of First Banks, Inc., a registered bank holding company, from 2000 to 2013.
Qualifications: Mr. Steward's range of experience includes, in particular, Chief Executive Officer roles, political and regulatory relationships, as well as technology expertise.

4 Centene Corporation

2018 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS

Class III Directors - Term Expiring in 2019

Orlando Ayala
Principal Occupation: Retired Chairman and Corporate Vice President of Emerging Businesses for Microsoft Corporation
First Became Director: September 2011
Age: 61
Mr. Ayala served as Chairman and Corporate Vice President of Emerging Businesses for Microsoft Corporation until August of 2016. He joined Microsoft in 1991 as Senior Director of the Latin America region and from 1998 to 2003 was in charge of Global Sales, Marketing and Services as Executive VP. For more than 30 years, Mr. Ayala held increasingly senior leadership roles in the technology sector.
Qualifications: Mr. Ayala's range of experience includes, in particular, technology, organizational development and international expertise.

John R. Roberts
Principal Occupation: Retired Regional Managing Partner, Arthur Andersen LLP
First Became Director: March 2004
Age: 76
Mr. Roberts is a retired Managing Partner, Mid-South Region, of Arthur Andersen LLP. He previously served as Director and Chairman of the Audit Committee of Energizer Holdings, Inc. for 14 years and as Director and Chairman of the Audit Committee for Regions Financial Corporation for 13 years.
Qualifications: Mr. Roberts' range of experience includes, in particular, public accounting expertise as well as experience in financial service industries, public company governance and experience with companies with revenues greater than $1 billion.

Tommy G. Thompson
Principal Occupation: Chairman and Chief Executive Officer of Thompson Holdings; Retired Partner of Akin Gump Strauss Hauer & Feld LLP; Former Governor of the State of Wisconsin; Former Health and Human Services Secretary
First Became Director: April 2005
Age: 76
Mr. Thompson has served as Chairman and Chief Executive Officer of Thompson Holdings since 2012. Mr. Thompson served as Partner of Akin Gump Strauss Hauer & Feld LLP (law firm) in Washington, D.C. from 2005 to 2012 and as President of Logistics Health, Inc. from 2005 to 2011. From 2001 to 2005, Mr. Thompson served as Secretary of U.S. Department of Health & Human Services. From 1987 to 2001, Mr. Thompson served as Governor of the State of Wisconsin. He also serves as a director for TherapeuticsMD Inc., Physicians Realty Trust and United Therapeutics Corp. Mr. Thompson also previously served as a director for AGA Medical Corp., Cancer Genetics, CareView Communications, C.R. Bard, Inc., CNS Response, and Cytori Therapeutics, Inc.
Qualifications: Mr. Thompson's range of experience includes, in particular, experience as a Chief Executive Officer, political and regulatory relationships and healthcare expertise.

Centene Corporation 5

2018 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Class I Directors - Term Expiring in 2020

Michael F. Neidorff
Principal Occupation: Chairman and Chief Executive Officer of Centene Corporation
First Became Director: May 1996
Age: 75
Mr. Neidorff has served as our Chairman and Chief Executive Officer since November 2017. From May 2004 to November 2017, Mr. Neidorff served as Chairman, President and Chief Executive Officer. From May 1996 to May 2004, Mr. Neidorff served as President, Chief Executive Officer and as a member of our Board of Directors. Mr. Neidorff previously served as a director of Caleres, Inc.
Qualifications: Mr. Neidorff's range of experience includes, in particular, experience as a Chief Executive Officer, as well as healthcare, investment banking and organizational development expertise.

Robert K. Ditmore
Principal Occupation: Retired Director, President and Chief Operating Officer of United Healthcare Corporation
First Became Director: 1996
Age: 83
Mr. Ditmore is a retired Director, President and Chief Operating Officer of United Healthcare Corporation (managed care industry), now known as UnitedHealth Group, Inc.
Qualifications: Mr. Ditmore's range of experience includes, in particular, Chief Executive Officer roles and extensive healthcare and service industry expertise.

Richard A. Gephardt
Principal Occupation: Chief Executive Officer and President of Gephardt Group, LLC; Former Majority Leader of the U.S. House of Representatives
First Became Director: December 2006
Age: 77
Mr. Gephardt has served as Chief Executive Officer and President of Gephardt Group, LLC (consulting business) since 2005. Mr. Gephardt served as a Member of the U.S. House of Representatives from 1977 to 2005; he was House Majority Leader from 1989 to 1995 and Minority Leader from 1995 to 2003. He also serves as a director for Spirit Aerosystems Holdings, Inc. Mr. Gephardt previously served as a director for Ford Motor Company, CenturyLink and US Steel Corporation.
Qualifications: Mr. Gephardt's range of experience includes, in particular, political and regulatory relationships as well as investment banking and healthcare expertise.

6 Centene Corporation

2018 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS

Corporate Governance and Risk Management

We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. We also recognize the connection between good corporate governance and our ability to create and sustain value for our stockholders. Our Ethics and Compliance Program provides methods by which we further enhance operations, safeguard against fraud and abuse and help assure that our values are reflected in everything we do. We have also reviewed and believe we are in compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC, and the listing standards of the NYSE. Our Board of Directors has adopted Corporate Governance Guidelines addressing, among other things, director qualifications and responsibilities, duties of key Board Committees, director compensation and management succession. A current copy of the Corporate Governance Guidelines is posted on our website, www.centene.com.

Our Board of Directors has adopted a Business Ethics and Conduct Policy (the Policy) which is applicable to all directors, officers and employees of the Company, including the Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer. While no policy can replace the thoughtful behavior of an ethical director, officer or employee, we believe the Policy will, among other things, focus our Board and management on areas of ethical risk, provide guidance for recognizing and responding to ethical issues, provide mechanisms to report unethical conduct and generally help foster a culture of honesty and accountability. Any amendment to, or waiver of, the Policy involving a director or executive officer may only be made by the Board or a committee of the Board. A current copy of the Policy is posted on our website, www.centene.com. Any future amendments of the Policy will be promptly disclosed on our website.

Our policy concerning pre-approval of related party transactions is incorporated into the provisions of the Policy regarding conflicts of interest. As part of the Policy, our directors, officers and employees are responsible for disclosing any transaction or relationship that reasonably could be expected to give rise to a conflict of interest to the Chief Compliance Officer of the Company or the Board of Directors, in the case of an executive officer or director, who shall be responsible for determining whether such transaction or relationship constitutes a conflict of interest.

The Board of Directors oversees execution of the Company’s enterprise risk management (ERM) framework with assistance provided by Board Committees. This oversight is enabled by quarterly risk reporting from executive management. These reports are designed to provide visibility into the identification, assessment, monitoring and management of critical risks, including strategic, operational, financial, compensation, regulatory, compliance, investment, information security and other risks. In addition, the Board and its committees are informed of emerging risks and opportunities which could impact the Company’s risk profile. This information is combined with other data to evaluate the Company’s performance in relation to tolerance levels established in Centene’s risk appetite framework on a quarterly basis. Management is responsible for executing day-to-day risk activities, and ensuring that ERM is integrated with our strategic decision-making and financial budgeting processes.
As noted above, the Board uses its Committees to assist in its risk oversight function:

•
Our Audit Committee assists in the oversight of our financial and reporting risks, disclosure risk and procedures, business ethics and conduct risks, investment, and risk assessment and management policies. The Company's Executive Vice President of Internal Audit & Risk Management, who reports to the Audit Committee and Chief Executive Officer, assists the Company in identifying and evaluating risk management controls and methodologies to address risks and provides reports to the Audit Committee quarterly. The Audit Committee meets privately with representatives from the Company's independent registered public accounting firm and the Company's Executive Vice President of Internal Audit & Risk Management.

•
Our Compensation Committee assists in the oversight of risks associated with our compensation plans and policies. Please see the discussion in the “Compensation Discussion & Analysis,” or “CD&A,” under the heading “Risk Disclosure” for a discussion of elements intended to mitigate excessive risk taking by our employees.

Centene Corporation 7

2018 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

•	Our Nominating and Governance Committee assists in the oversight of Board processes and corporate governance-related risk.

•	Our Technology Committee assists in the oversight of risks associated with our systems and technology, including risks related to cybersecurity.

Our Board of Directors and its Committees are supported by our Management Oversight Committee, which formally oversees our enterprise and security risk management (ERM and SRM, respectively) functions. The Management Oversight Committee is a cross-functional governance group comprised of certain members of our executive leadership team. The duties of the Management Oversight Committee include:

•	Oversight of the process used to identify, assess, respond, and report on risk and compliance issues;

•	Determine Centene’s risk appetite and risk tolerance levels. All changes are reviewed and approved by the Board;

•	Review of performance measures against established risk tolerances and recommend corrective action where appropriate;

•	Review of findings from internal audit activities for accuracy and clarify;

•	Provide direction for resource allocation to address internal audit findings and/or gaps identified through ERM, SRM, and Corporate Compliance activities; and

•	Validate assignment of risk owners associated with identified exposures and monitor plans to address documented findings/gaps.

Continued Commitment to Diversity and Inclusion

Our corporate purpose is to transform the health of our communities, one person at a time. Consistent with this purpose, diversity and inclusion are among our highest priorities. Our Board of Directors believes that supporting an inclusive and respectful work environment through training, education and community engagement activities is important to attract and retain a talented workforce. We encourage our Board members, senior executives, and employees to become actively involved with organizations making a positive impact on communities. Our efforts include the intentional placement of service centers and other facilities in economically disadvantaged locations such as Ferguson, Missouri and Tyler, Texas as well as a commitment to supplier diversity.

Our Corporate Governance Guidelines make clear that we are committed to a policy of inclusiveness which includes actively identifying and recruiting diverse candidates, including women, veterans, people with disabilities, and minorities, as part of the process for selecting new Board members. In February 2018, we added Jessica L. Blume to our Board. Ms. Blume's mix of skills and experience, especially her background in finance and technology, will be both valuable and relevant to our Board.

Consistent with our local approach model, we often recruit individuals from local communities to serve as directors on the governing boards of our regulated health plan subsidiaries. Of 98 individuals serving in this capacity at the start of 2018, roughly one-third of the directors were women and nearly 40% were African American, Hispanic, Asian or Native American.

8 Centene Corporation

2018 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS

The Board's Role in Succession Planning

As reflected in our Corporate Governance Guidelines, the Board's primary responsibilities include planning for Chief Executive Officer (CEO) succession and monitoring and advising on succession planning for other executive officers. The Board's goal is to have a long-term and continuing program for effective senior leadership development and succession. The Board also has contingency plans in place for emergencies such as departure, death, or disability of the CEO or other executive officers.

Compensation Committee Interlocks and Insider Participation

Robert K. Ditmore (Chair), Orlando Ayala, David L. Steward, Tommy G. Thompson and Richard A. Gephardt were members of the Compensation Committee during 2017. During 2017, none of our executive officers served as a director or member of the Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee. During 2017, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related person transactions. None of the current members of our Compensation Committee has ever been an officer or employee of Centene or any of our subsidiaries.

Related Party Transactions

None.

Director Independence

Our Board of Directors has affirmatively determined that all directors except Michael F. Neidorff, our Chairman and Chief Executive Officer, as well as all of the members of each of the Board's committees, are independent as defined under the rules of the NYSE, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act and in the case of all members of the Compensation Committee, the enhanced independence requirements under the rules of the NYSE. In the course of the Board's determination regarding the independence of each non-employee director, it considered any transactions, relationships and arrangements as required by the rules of the NYSE. In particular, with respect to each of the most recent three completed fiscal years, the Board evaluated Mr. Roberts' position on the Board of the Missouri History Museum. The Board determined that contributions made by the Company from 2015 - 2017 to the Missouri History Museum are less than 2% of the Museum’s consolidated gross revenues during the respective years.

All directors, excluding Michael F. Neidorff, have no direct or indirect material relationship with us except for their role as a director or stockholder. The Board also broadly considers what it deems to be all relevant facts and circumstances in determining the independence of its members.

Centene Corporation 9

2018 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Board of Directors Committees

Our Board of Directors has established three primary committees: Audit, Compensation, and Nominating and Governance, each of which operates under a charter that has been approved by our Board. Current copies of each committee's charter are posted on our website, www.centene.com/investors. The current composition of these committees is provided in the following table.

Board Member	Board of Directors	Audit Committee	Compensation Committee	Nominating and Governance Committee
Michael F. Neidorff	Chairman
Orlando Ayala	✓		✓
Jessica L. Blume	✓	✓
Robert K. Ditmore	Presiding Director		Chairman	✓
Frederick H. Eppinger	✓	✓
Richard A. Gephardt	✓		✓
John R. Roberts	✓	Chairman
David L. Steward	✓		✓	Chairman
Tommy G. Thompson	✓	✓		✓
Meetings held in 2017	13	4	5	1

All of our directors attended 75% or more of the meetings of the Board and of any committees thereof on which they served. Our Corporate Governance Guidelines provide that directors are expected to attend the 2018 Annual Meeting of Stockholders. All directors attended the 2017 Annual Meeting of Stockholders who were members of our Board at the time.

Our Board of Directors has also established a Government and Regulatory Affairs Committee, which is co-chaired by Richard A. Gephardt and Tommy G. Thompson; a Technology Committee chaired by Orlando Ayala; and a Compliance Committee chaired by Michael Neidorff.

The Compliance Committee’s primary responsibility is to provide overall compliance oversight of the Company.  The Compliance Committee’s responsibilities include, among others:

•	reviewing the Compliance Program structure;

•	remaining informed of Compliance Program outcomes, including audit results and governmental enforcement activities;

•	receiving quarterly reports from the Chief Compliance Officer and other members of management in executive session;

•	ensuring independent review of any potential issues, and enforcing appropriate corrective actions;

•	reviewing the results of performance audits and monitoring of Medicare operations, as well as effectiveness assessments of the Medicare Compliance Program; and

•	providing specific guidance and directives to Management for the remediation and implementation of Compliance Program initiatives and updates.

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2018 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS

The Technology Committee’s primary responsibility is to assist the Board in reviewing the Company’s information technology ("IT") programs, strategy, plans and development. The Technology Committee’s responsibilities include, among others:

•	reviewing the status of the existing IT programs;

•	reviewing significant technology opportunities and monitoring the progress of special initiatives;

•	making recommendations to the Board with respect to IT related projects and investments that require Board approval; and

•	assisting in the oversight of risks associated with our systems and technology, including risks related to cybersecurity.
The Government and Regulatory Affairs Committee’s primary responsibility is to assist the Board in identifying, evaluating and monitoring legislative, political and regulatory trends and addressing public policy issues and concerns that affect or could affect the Company. The Government and Regulatory Affairs Committee’s responsibilities include, among others:

•	making recommendations to the Board regarding the amendment and/or adoption of new policies, procedures and/or practices by the Company;

•	reviewing and reporting on the Company’s position on key public policy issues under consideration in federal and state legislative, regulatory and judicial forums; and

•	overseeing the management by the Company of risks as they relate to the Company’s compliance with regulatory requirements and rapidly changing healthcare, insurance and other legislation.

Board of Directors

Our Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The Board's primary responsibility is to oversee the management of the Company and, in doing so, serve the best interests of the Company and its stockholders. The Board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Management keeps the directors informed of its activities through regular written reports and presentations at Board and committee meetings.

The Board currently combines the role of Chairman of the Board with the role of Chief Executive Officer, coupled with a Presiding Director position to further strengthen the governance structure. The Board believes this provides an efficient and effective leadership model for the Company. Combining the Chairman and CEO roles fosters clear accountability, effective decision-making, and alignment on corporate strategy. The Board periodically reviews its leadership structure. To assure effective independent oversight, the Board has adopted a number of governance practices, including:

•	a strong, independent, clearly-defined Presiding Director role;

•	executive sessions of the independent directors in connection with every Board meeting; and

•	annual performance evaluations of the Chairman and CEO by the independent directors.

Our Board of Directors has appointed Robert K. Ditmore “Presiding Director” to preside at all executive sessions of “non-management” directors, as defined under the rules of the NYSE. The Presiding Director's role includes leading the Board's processes for selecting and evaluating the Chief Executive Officer and presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors.

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2018 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Corporate Governance Guidelines require the Board to conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating and Governance Committee receives comments from all directors and reports annually to the Board with an assessment of the Board’s performance. This is discussed with the full Board following the end of each fiscal year. The assessment focuses on the Board’s contribution to the Company and specifically focuses on areas in which the Board or management believes that the Board could improve.

Audit Committee

The Audit Committee's responsibilities include:

•	appointing, retaining, evaluating, terminating, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our internal auditing staff, independent registered public accounting firm and management; and

•	preparing the Audit Committee report required by SEC rules.

The Board has determined that John R. Roberts, Jessica L. Blume and Frederick H. Eppinger are “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K and that each member of the Audit Committee is "financially literate" under the applicable NYSE rules.

Compensation Committee

The Compensation Committee oversees our activities in the area of compensation and benefits (generally with regard to all employees and specifically with regard to our Named Executive Officers, or NEOs, identified in the Summary Compensation Table, as well as other officers) and reviews and makes recommendations concerning compensation-related matters to be submitted to the Board and/or stockholders for approval. The Board has determined that each of the members of the Compensation Committee is “independent,” as defined under the rules of the NYSE. The Compensation Committee's responsibilities include:

•	evaluating compensation policies and practices to determine if they may be influencing employees to take excessive risks;

•	annually reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer's compensation;

•	reviewing and making recommendations to the Board with respect to our Chief Executive Officer's compensation;

•	reviewing and approving, or making recommendations to the Board, with respect to the compensation of our other executive officers;

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2018 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our equity incentive plans; and

•	reviewing and making recommendations to the Board with respect to director compensation.

Members of management assist the Compensation Committee in its responsibilities by providing recommendations for the Compensation Committee's approval concerning the design of our compensation program for our executive officers other than our Chief Executive Officer, including our NEOs, as well as recommended award levels. The design of our compensation program for our Chief Executive Officer is recommended by the Compensation Committee and approved by the Board without any approval of the Chairman, who is the Company's Chief Executive Officer.

The Compensation Committee considered information and data regarding executive compensation supplied by management and by Exequity, LLP, compensation consultants that were engaged directly by the Compensation Committee to provide advice with respect to base salaries, bonus targets and long-term incentives.

In 2017, the Company utilized Exequity, LLP to provide advice with respect to the base salaries, bonus targets and long-term incentives of our officers, including our NEOs. The consultants analyzed the compensation levels of the NEOs of the industry peer group developed by Exequity, LLP for the most recently completed fiscal year. As discussed under the CD&A, the Compensation Committee considered this information, along with a variety of other factors, in reviewing our executive compensation in 2017.

The Compensation Committee has reviewed the independence of Exequity, LLP in light of SEC rules and NYSE listing standards, including the following factors: (1) other services provided to us by the consulting firm; (2) fees paid by us as a percentage of consulting firm's total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the compensation consultant and a member of the Compensation Committee; (5) any company stock owned by the compensation consultant; and (6) any business or personal relationships between our executive officers and the senior advisor. The Compensation Committee discussed these considerations and concluded that the compensation consultants' work for the committee does not raise any conflict of interest.

The Compensation Committee delegates to management the authority to grant certain stock options and restricted stock units under the 2012 Stock Incentive Plan. Our Chief Executive Officer is authorized to issue awards (other than to himself) of up to 60,000 shares to any newly hired executive and up to 24,000 shares to any one person during a calendar year, and is required to report any such grants to the Compensation Committee at the following Compensation Committee meeting. The delegation of authority may be terminated by the Compensation Committee at any time and for any reason. All internal promotions and equity grants to a corporate officer and all offers to any “Executive Officer” (as defined by Rule 3b-7 under the Exchange Act) require Compensation Committee approval.

Nominating and Governance Committee

The Nominating and Governance Committee's responsibilities include:

•	identifying individuals qualified to become members of the Board;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board's committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	reviewing and recommending to the Board corporate governance principles; and

•	overseeing an annual evaluation of the Board's performance.

Centene Corporation 13

2018 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Candidates

The process followed by the Nominating and Governance Committee to identify and evaluate Director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Governance Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board's slate of recommended director nominees, the Nominating and Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate's integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

We believe that it is important that our directors represent and understand the diverse populations that we serve. Indeed, Board membership should reflect diversity in its broadest sense, including persons diverse in background, geography, perspective, gender, and ethnicity. The Board is particularly interested in maintaining a mix that includes the following backgrounds:

•	Public company governance

•	Healthcare

•	Service and insurance industry

•	Companies with revenues greater than $1 billion

•	Public accounting

•	Community involvement

•	Investment banking

•	International

•	Financial services

•	Technology

•	Organizational development

•	Political and regulatory relationships

•	Experience as a Chief Executive Officer

Stockholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials to Nominating and Governance Committee, c/o Corporate Secretary, Centene Corporation, 7700 Forsyth Boulevard, St. Louis, Missouri 63105. Assuming that appropriate biographical and background material has been provided on a timely basis in accordance with the procedures set forth in our By-Laws, the Nominating and Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process and applying substantially the same criteria as it follows for candidates submitted by others.

14 Centene Corporation

2018 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS

Proxy Access

Responding to the insights and feedback of our stockholders is pivotal to maintaining our strong corporate governance. Based on feedback we received from our stockholders, we proactively adopted an amendment to the Company's By-Laws in February 2018 to implement proxy access. Proxy access allows stockholders who meet minimum stock ownership and holding period requirements and who comply with specified procedural and disclosure requirements the opportunity to include their director nominees in the Company’s proxy materials. We believe proxy access gives our long-term stockholders a valuable right and enables them to have an important voice in director elections. The following is a summary outlining key details of requirements related to our proxy access By-Law:

Ownership Threshold	at least 3% of the Company's outstanding common stock
Group Ownership	a group of 20 or less holders
Ownership Period	at least 3½ years of continuous ownership
Number of Nominees	the greater of two individuals or 20% of the Board (not to exceed one-half of the number of directors up for election at the annual meeting)

Director Tenure and Commitment to Refreshment

We are proud of our Board of Directors, which for years has maintained excellent chemistry and internal working dynamics while having members with differing political affiliations and diverse backgrounds. We believe that the existing members of our Board continue to provide valuable insights and have contributed significantly to the success of our Company. The Board recognizes, however, the importance of planning for the succession of Board leadership and of bringing on new members. In the current year, we followed through on this commitment through our nomination of Jessica L. Blume to our Board. Ms. Blume has strong leadership skills and deep financial background with over 25 years of experience in professional services.

Communicating with Independent Directors

The Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties and will respond as appropriate. The Chairman of the Nominating and Governance Committee, with the assistance of our Chief Executive Officer, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as he or she considers appropriate. Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments considered to be important for the directors to know.

Stockholders and interested parties who wish to send communications on any topic to the Board should address such communications to Board of Directors c/o Corporate Secretary, Centene Corporation, 7700 Forsyth Boulevard, St. Louis, Missouri 63105. Any stockholder or interested party who wishes to communicate directly with our Presiding Director, or with our non-employee directors as a group, should also follow the foregoing method.

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2018 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Compensation

The following table summarizes the compensation of our non-employee directors for the fiscal year ended December 31, 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) [1]	All Other Compensation ($) [2]	Total ($)
Orlando Ayala	$129,000	$215,970	$4,714	$349,684
Robert K. Ditmore	14,000	385,970	9,714	409,684
Frederick H. Eppinger	12,000	340,970	29,714	382,684
Vicki B. Escarra[3]	31,868	215,970	4,714	252,552
Richard A. Gephardt	129,000	215,970	48,922	393,892
John R. Roberts	44,000	340,970	29,714	414,684
David L. Steward	8,000	355,970	4,714	368,684
Tommy G. Thompson	10,000	355,970	29,714	395,684

1
The amounts reported as Stock Awards reflect the grant date fair value of grants made during the current year under the 2012 Stock Incentive Plan and Non-Employee Directors Deferred Stock Compensation Plan in accordance with ASC 718. Assumptions used in the calculation of this amount for the fiscal year ended December 31, 2017, are included in footnote 15 to the Company's audited financial statements for the fiscal year ended December 31, 2017, included in the Company's Annual Report on Form 10-K filed with the SEC on February 20, 2018. There can be no assurance that the grant date fair value of Stock Awards will ever be realized.

2
All other compensation for Mr. Eppinger, Mr. Gephardt, Mr. Roberts and Mr. Thompson reflects charitable contributions of $25,000 and for Mr. Ditmore reflects charitable contributions of $5,000 made or pledged during 2017 under the Company's Board of Directors Charitable Matching Gift Program. Mr. Gephardt's compensation also reflects personal use of Company provided aircraft valued on a cost-per-flight-hour charge developed by a nationally recognized and independent service which reflects the operating and periodic maintenance costs of the aircraft, crew travel expenses and other miscellaneous costs. All Other Compensation for each director also includes group excess liability insurance policy premiums paid by the Company.

3	Ms. Escarra did not stand for re-election in 2017.

Non-employee directors currently receive a quarterly retainer fee of $31,250, provided that the director elects 100% payment pursuant to the Company's Non-Employee Directors Deferred Stock Compensation Plan to be paid in company stock upon retirement or termination from the Board. Directors not making this election receive a quarterly retainer fee of $25,000. In addition, the Chairman of the Audit Committee receives a quarterly fee of $7,500, the Chairman of the Compensation Committee receives a quarterly fee of $5,000, and the Chairman of the Nominating and Governance Committee, Government and Regulatory Affairs Committee, and Technology Committee each receives a quarterly fee of $3,750. The Company also pays a quarterly fee of $6,250 to the Presiding Director of the Board. All fixed cash fees are eligible for deferral under the Non-Employee Directors Deferred Stock Compensation Plan. Expense recognized in conjunction with the deferred stock election is included in the “Stock Awards” column in the Director Compensation Table above.

The Board receives additional variable cash compensation dependent on the number of meetings held annually. Once the number of full Board of Director meetings held exceeds six, non-employee directors receive $2,000 per meeting, not to exceed $20,000 annually. The variable cash compensation was effective for the 2017 year and is included within Fees Earned or Paid in Cash in the table above.

As part of non-employee director compensation and to recognize each member's stock holding requirement of 40,000 shares, each director receives an annual stock grant valued at $200,000 based on first quarter average stock price prior to the grant. Each new non-employee director is granted an option under our 2012 Stock Incentive Plan to purchase 10,000 shares of our common stock vesting in three equal annual installments commencing on the first anniversary of the grant date. In April 2017, each member of the Board received a grant of 3,000 restricted shares of our common stock (target value of $200,000). The restricted shares vest on the April 2018 Annual Meeting of Stockholders, subject to meeting Board of Director meeting attendance conditions.

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PROPOSAL ONE: ELECTION OF DIRECTORS

The Board of Directors has approved the Board of Directors Charitable Matching Gift Program. Under the program, the Company will match a Board member's qualifying charitable donations of up to $25,000 per calendar year. Charitable donations must be made to a qualified tax exempt U.S. organization under the Internal Revenue Code Section 501(c)(3) and within the Company's charitable contribution guidelines. The Company also provides a group excess liability insurance policy at no cost to the directors.

The following table shows the number of shares covered by exercisable and unexercisable options and unvested Restricted Stock Units (RSUs) held by our non-employee directors on December 31, 2017:

Name	Option Awards		Stock Awards
	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Number of Shares or Units of Stock That Have Not Vested
Orlando Ayala	—	—	3,000
Robert K. Ditmore	—	—	3,000
Frederick H. Eppinger	—	—	3,000
Richard A. Gephardt	—	—	3,000
John R. Roberts	10,000	—	3,000
David L. Steward	—	—	3,000
Tommy G. Thompson	—	—	3,000

Directors are reimbursed for all reasonable expenses incurred in connection with their service. Directors who are also our employees receive no additional compensation for serving on our Board of Directors.

Centene Corporation 17

2018 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL TWO: ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

Proposal Two: Advisory Resolution to Approve Executive Compensation

At our 2017 Annual Meeting of Stockholders, our stockholders approved the Company's executive compensation. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are again holding an advisory vote on the Company's executive compensation, as described in this Proxy Statement (commonly referred to as "say-on-pay"). In accordance with the results of the vote we conducted at the 2017 Annual Meeting on the frequency of say-on-pay votes, we present a say-on-pay vote every year.

We encourage stockholders to review the Compensation Discussion and Analysis included in this Proxy Statement. Our executive compensation program has been designed to implement the Company's compensation philosophy of paying for performance by making decisions based on promoting the Company's corporate mission statement and creating long-term stockholder value. As discussed in Section 3 of CD&A, the following principles guide the Company's compensation philosophy:

•	Pay for Performance;

•	Create Long-Term Stockholder Value;

•	Foster a Culture of Risk Management and Compliance; and

•	Attract and Retain Top Executive Talent.

This philosophy is evidenced by the following:

•
We provide a significant part of executive compensation in the form of at-risk annual incentive and long-term incentive compensation; for example, we have withheld or reduced payments under our incentive programs when financial measures have not been fully achieved.

•
Our annual incentive and long-term incentive opportunities are substantially based on corporate financial measures closely correlated with achieving long-term stockholder value, such as earnings per share, revenue growth targets, pre-tax operating margins and total shareholder return. Annual and long-term incentive opportunities also reflect the impact to the current year income for new contracts awarded that drive future revenue growth and take into account the costs associated with the contract procurements which occur prior to revenue generation.

•
We provide a mix of short-term, long-term, cash and non-cash compensation that we believe allows us to strike a balance between offering competitive executive compensation packages, motivating our executives without fostering excessive risk-taking and linking Executive Officer compensation with the creation of long-term stockholder value.

The Board of Directors strongly endorses the Company's executive compensation program and recommends that stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve the compensation of those NEOs listed in the Summary Compensation Table of this proxy statement, who we refer to in this proxy statement as the NEOs, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (SEC), including the Compensation Discussion and Analysis and the tabular and narrative disclosure included herein under “Information about Executive Compensation”.

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2018 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL TWO: ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

Because the vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee strongly considers the views of the Company's stockholders when making compensation decisions. Additionally, the Compensation Committee monitors the results of the annual advisory “say-on-pay” proposal and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities. Please see the Compensation Discussion and Analysis section of this Proxy Statement for a more detailed discussion of the actions the Committee took during 2017 based on stockholder feedback.

The Board recommends a vote “FOR” the approval of the compensation of the NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

Centene Corporation 19

2018 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal Three: Ratification of Appointment of Independent Registered Public Accounting Firm

KPMG LLP audited our financial statements for the fiscal year ended December 31, 2017. The Board of Director's Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit our financial statements. The Audit Committee has appointed KPMG LLP to serve as our independent registered public accounting firm for the current fiscal year, and we are asking stockholders to ratify this appointment. KPMG LLP has been retained as our external auditor continuously since 2005. Stockholder ratification of this selection is not required by our By-Laws or other applicable legal requirements. Our Board of Directors is, however, submitting the selection of KPMG LLP to stockholders for ratification as a matter of good corporate practice. In the event that stockholders fail to ratify the selection, the Audit Committee will consider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that a change would be in the best interests of the Company and our stockholders.

We expect that representatives of KPMG LLP will be present at our Annual Meeting of Stockholders to answer appropriate questions. They will have the opportunity to make a statement if they desire to do so.

The affirmative vote of the holders of a majority of the votes cast at the meeting is being sought to ratify the selection of KPMG LLP as our independent registered public accounting firm for the current fiscal year. The Committee believes the continued retention of KPMG LLP to serve as our independent registered public accounting firm is in the best interests of the Company and our stockholders.

The Board recommends that stockholders vote “FOR” the ratification of the selection of KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

The following table discloses the aggregate fees for services related to 2017 and 2016 by KPMG LLP, our independent registered public accounting firm ($ in thousands):

	KPMG
	2017	2016
Audit Fees	$9,437	$12,051
Audit-Related Fees	230	205
Tax Fees	50	—

Audit-related fees in 2017 and 2016 consist primarily of fees for operational control reviews. The Audit Committee is responsible for the audit fee negotiations associated with our retention of KPMG LLP. Tax fees included in the table above relate to tax planning associated with the expansion of our corporate headquarters.

In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent audit firm. The Committee ensures that the mandated rotation of KPMG LLP’s personnel occurs routinely and is directly involved in the selection of KPMG LLP’s lead engagement partner.

The Audit Committee has adopted policies and procedures relating to the approval of all audit, audit-related, tax and other services that are to be performed by our independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit, audit-related, tax or other services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

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2018 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the Chairman of the Audit Committee the authority to approve audit audit-related, tax or other services to be provided to the Company by its independent registered public accounting firm. Any approval of services by the Chairman of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee. All audit, audit-related and tax fees for 2017 and 2016 were pre-approved by the Audit Committee or the Audit Committee Chairman, and no fees were paid under the de minimis exception to the Audit Committee pre-approval requirements.

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2018 NOTICE OF MEETING AND PROXY STATEMENT
AUDIT COMMITTEE REPORT

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Company’s Board of Directors. The charter, which was last amended in February of 2009, outlines the Audit Committee’s duties and responsibilities. The Audit Committee reviews the charter annually and works with the Board of Directors to amend the charter based on the Audit Committee’s evolving responsibilities. The Audit Committee charter is available on the Company’s website at www.centene.com/investors/corporate-governance.

The Audit Committee of the Company’s Board of Directors consists of four non-employee directors who are independent under the rules of the NYSE, the rules of the SEC and the Company's Standards for Director Independence. Three of the Audit Committee members are considered Audit Committee Financial Experts as defined by the SEC and all are financially literate under the applicable NYSE rules. The Audit Committee assists the Board of Directors in its oversight of the accounting and financial reporting process of the Company. Specifically, the Audit Committee has responsibility for providing independent objective oversight of the accounting and financial reporting process of the Company, selecting and evaluating the independent registered public accounting firm, which reports directly to the Audit Committee and oversees the performance of the Company's internal audit function.

Management has the primary responsibility for the preparation of the Company's financial statements and the overall reporting process, for maintaining adequate internal control over financial reporting and, with the assistance of the Company's internal auditors, for assessing the effectiveness of the Company's internal control over financial reporting. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States)(the “PCAOB”), expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles in the United States of America, and auditing management's assessment of the effectiveness of internal control over financial reporting. KPMG LLP has served as the Company's independent registered public accounting firm since 2005.

Management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles and that there were no material weaknesses in its internal control over financial reporting. The Audit Committee met and held discussions with management and KPMG LLP to review and discuss the financial statements and the Company's internal control over financial reporting. The Audit Committee has also discussed with KPMG LLP the firm’s judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed by PCAOB Auditing Standard No. 16, Communication with Audit Committees. KPMG LLP also provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee has discussed with KPMG LLP their independence with respect to the Company, including a review of audit and non-audit fees and services and concluded that KPMG LLP is independent.

In fulfilling its oversight responsibilities for reviewing the services performed by KPMG LLP, the Audit Committee has the sole authority to select, evaluate and replace the outside auditors. The Audit Committee discusses the overall scope of the annual audit, the proposed audit fee, and annually evaluates the qualifications, performance and independence of KPMG LLP as independent registered public accountants and the performance of its lead audit partner. The Audit Committee meets regularly with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their respective examinations, the evaluation of the Company's internal control over financial reporting and the overall quality of the Company's accounting.

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2018 NOTICE OF MEETING AND PROXY STATEMENT
AUDIT COMMITTEE REPORT

Based upon the review and discussions with the Company’s management and KPMG LLP referred to above, and its review of the representations and information provided by management and KPMG LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the Securities and Exchange Commission. The Committee also reappointed KPMG LLP to serve as the Company’s independent registered public accounting firm for 2018.

AUDIT COMMITTEE

John R. Roberts, Chair
Frederick H. Eppinger
Tommy G. Thompson

Centene Corporation 23

2018 NOTICE OF MEETING AND PROXY STATEMENT
INFORMATION ABOUT EXECUTIVE COMPENSATION

Information About Executive Compensation

Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” with the Company's management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and our annual report on Form 10-K.

COMPENSATION COMMITTEE

Robert K. Ditmore, Chair
Orlando Ayala
Richard A. Gephardt
David L. Steward

24 Centene Corporation

2018 NOTICE OF MEETING AND PROXY STATEMENT
INFORMATION ABOUT EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (CD&A)

This CD&A describes the principles, objectives, and compensation policies and arrangements of our executive compensation program which is generally applicable to each of our senior officers. This CD&A focuses primarily on our Chairman & CEO and the other executive officers included in the Summary Compensation Table, whom we collectively refer to in this proxy as our Named Executive Officers (NEOs). For 2017, our NEOs were:

•	Michael F. Neidorff, Chairman and Chief Executive Officer

•	Jeffrey A. Schwaneke, Executive Vice President, Chief Financial Officer and Treasurer

•	Cynthia J. Brinkley, President and Chief Operating Officer

•	Jesse N. Hunter, Executive Vice President and Chief Strategy Officer

•	Keith H. Williamson, Executive Vice President, Secretary and General Counsel
The contents of this CD&A are organized as follows:

SECTION 1 -
2017 Executive Summary
SECTION 2 -	●	Alignment of Pay and Performance
2017 Compensation Decisions	●	Pay Mix
	●	Target Pay Review
	●	Base Salaries
	●	Annual Cash Incentive Plan
	●	Annual Cash Incentive Performance
	●	Long-Term Incentive Awards
	●	2015-2017 Cash Long-Term Incentive Plan Award Performance
SECTION 3 -	●	Results of the April 2017 “Say-on-Pay” Vote
Compensation Philosophy	●	Overview of the Compensation Program
	●	Competitive Pay Philosophy
– Healthcare Industry Managed Care Peer Group
– General Industry Group
	●	Benchmarking Methodology
	●	Base Salaries
	●	Annual Cash Incentive
	●	Long-Term Incentives
	●	Cash LTIP Award Performance Targets
	●	Other Benefits
SECTION 4 -	●	Stock Ownership Guidelines
Other Compensation Policies and Information	●	Pledging Policy
	●	Risk Disclosure
	●	Employment Contracts, Termination of Employment Arrangements, Change in Control Arrangements, and Retirement Provisions
– CEO Employment Agreement
– Severance and Change in Control Agreements
– Retirement Provisions
	●	Deductibility of Executive Compensation

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2018 NOTICE OF MEETING AND PROXY STATEMENT
INFORMATION ABOUT EXECUTIVE COMPENSATION

SECTION 1 - 2017 Executive Summary

We are a diversified, multi-national healthcare enterprise that provides a portfolio of services to government sponsored and commercial healthcare programs, focusing on under-insured and uninsured individuals. We provide member-focused services through locally based staff by assisting in accessing care, coordinating referrals to related health and social services and addressing member concerns and questions.

2017 was a successful year for the Company. The growth was driven by acquisitions and geographic and product expansions in the business that led to strong financial results. Our performance is summarized as follows:

•	Total revenues of $48.4 billion, an increase of 19% over 2016.

•	Diluted earnings per share (EPS) of $4.69, an increase of 38% over 2016.

•	Adjusted Diluted EPS of $5.03, an increase of 14% over 2016.

•	Total operating cash flows of $1.5 billion.

•	Return on Equity of 13% in 2017, and a three year average of 15%.

•	Return on Assets of 4% in 2017, and a three year average of 4%.

•	Return on Invested Capital of 7% in 2017, and a three year average of 9%.

•	Stock price increase of 79% over 2016.

Overall, our three year Compound Annual Growth Rates (CAGR) have been:

•	Total revenues of 43%;

•	Diluted EPS of 28% and Adjusted Diluted EPS of 30%;

•	Adjusted EBITDA of 44%;

•	Cash flow from operations of 7%; and,

•	Stock performance of 25%.

Refer to Appendix A for reconciliation of non-GAAP measures included throughout this proxy statement.

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SECTION 2 - 2017 Compensation Decisions

Alignment of Pay and Performance

In 2017, the Company continued to pursue revenue and EPS growth, which is a key part of our strategy to promote long-term shareholder value in a competitive business environment. As the Compensation Committee reviewed our NEO's compensation, the Committee considered these aspects in conjunction with our executive compensation program of recognizing pay for performance through the following three primary components:

Base Pay	+	Cash Awards Under Our Annual Incentive Plan	+	Long-Term Incentives
Performance-Based RSUs Time-Based RSUs Cash LTIP

In recognition of the Company's 2017 performance, the successful integration of Health Net, the high growth rate over the past five years and the Board of Directors' acknowledgment of the importance of our CEO's leadership, the Compensation Committee analyzed our CEO's total historical compensation and awarded total compensation in 2017 that continues to mirror the overall growth in our Total Shareholder Return (TSR), revenue, diluted EPS and Adjusted Diluted EPS over the last five years (refer to Appendix A for reconciliation of non-GAAP measures included throughout this proxy statement). Our CEO's total compensation alignment with these metrics is illustrated in the following graphs:

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    *From continuing operations.

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Pay Mix

Our pay for performance philosophy can be further depicted by the following graph, which represents our total compensation mix. The graph below illustrates the 2017 values contained in the Summary Compensation Table as percentages of total compensation. The values in the “All Other Compensation” column of the Summary Compensation Table have been excluded from this illustration.

Target Pay Review

Consistent with our compensation philosophy, the Compensation Committee reviewed the target compensation and respective market data of two peer groups: General Industry (GI) and Healthcare Industry (HCI). The review of the data indicated that Mr. Neidorff's total target 2017 compensation was within the 50th percentile and 75th percentile of the GI, with data regressed at $60 billion and $70 billion in revenue, respectively. Our projected total revenues fall within this regression range.

While recognizing that Mr. Neidorff's total target compensation is above the 75th percentile of the HCI, the Compensation Committee determined that his target pay was appropriately established to reflect the need for an experienced, seasoned CEO in a high-growth company. The HCI peer group and GI peer group are discussed in further detail under Section 3 of the CD&A under the headings "Healthcare Industry Managed Care Peer Group" and "General Industry Group," respectively.

A similar analysis of peer data sets is performed of the other NEOs' compensation. The Compensation Committee reviews the performance of each individual and grants increases in base salary and Restricted Stock Units and Performance-Based Restricted Stock Units based on these results.

Base Salaries

In December 2016, the Compensation Committee evaluated 2017 base salaries and took into account the Company's 2017 estimated revenue in excess of $46 billion. In 2017, our NEOs' base salaries were compared to market data and, on average, the base salaries for 2017 approximated the 50th percentile of the healthcare industry peer group and the general industry peer group. Adjustments to base salaries are determined based on merit and market data.

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The NEOs were paid competitive base salaries determined by the evaluation of multiple factors: business results for the prior year, individual performance, as well as the market value for each specific job. Since Centene is a pay for performance Company, only 6% of the Chief Executive Officer’s and, on average, 14% of the other NEOs' compensation is comprised of base salary.

Annual Cash Incentive Plan

The Compensation Committee assigned an annual cash incentive plan target opportunity of 150% of salary for the CEO and 100% of salary for the other NEOs based on a review of industry data, as discussed in Section 3: Compensation Philosophy. The Compensation Committee rewards NEOs with an annual cash incentive bonus if the Company achieves its EPS objective. The Committee assesses how each NEO contributed to achieving this EPS objective and other pre-determined objectives approved by the Compensation Committee earlier in the year. For 2017, the Committee determined that 70% of the incentive target will be aligned with the diluted EPS target, and the remaining 30% will be aligned with individual performance objectives, with a maximum payout of 200% of target. The Compensation Committee follows a two-step process to determine the bonus earned each year:

1.
Achievement of EPS Objective. In early 2017, the Compensation Committee determined that if the company reached its 2017 Adjusted Diluted EPS target of $4.60, then a bonus would be paid at target based on each NEO's contribution. Since the Company's 2017 Adjusted Diluted EPS from continuing operations was $5.03, the Compensation Committee determined to fund the incentive pool for NEOs up to the maximum of 200% of target.

2.
Evaluation of Individual Performance. In addition, based on input from management, the Compensation Committee assessed each NEO's individual performance against pre-determined goals. If the individual performance goals were met, exceeded or not met, then the individual performance component of the annual cash incentive equaled, exceeded or was less than the target. A summary of each NEO's individual performance, along with their total 2017 Annual Cash Incentive follows.

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Annual Cash Incentive Performance

Name	Individual Performance	2017 Annual Cash Incentive Paid ($)	% of Target Paid
Michael F. Neidorff	• Expanded Centene’s national presence in government sponsored healthcare with a leading position in New York by negotiating a definitive acquisition agreement with Fidelis Care for $3.75 billion. • Drove total revenues up 19% to $48.4B and increased Adjusted Diluted EPS to $5.03, an increase of 14% over 2016, while projecting revenues of $60.6B for 2018. • Centene ranked No. 19 on the FORTUNE® 2017 Change the World list. Companies are recognized for, and competitively ranked on, innovative strategies that positively impact the world.	$4,500,000	200%
Jeffrey A. Schwaneke	• Exceeded consolidated financial performance targets for 2017 including revenue growth, Adjusted Diluted EPS and pre-tax margin. • Reduced debt to capital ratio by over 300 basis points in 2017. • Secured financing for the Fidelis Care acquisition with a $3.75 billion bridge loan commitment. • Met with rating agencies and received an upgraded Senior Note rating from S&P.	$1,450,000	200%
Cynthia J. Brinkley	• Established an institutionalized Integration Management Office to ensure future acquisitions are well integrated lessening the need of external support compared to past transactions. • Increased total revenues by 19% and positioned the Company for continued growth in 2018 by winning procurements in Washington, Mississippi and Illinois while expanding products in these states and Arkansas. • Completed multiple domestic and international transactions to expand market presence globally. Obtained Joint Commission International's Gold Seal of Approval for five sites related to our investment in Spain.	$1,250,000	185%
Jesse N. Hunter
•
Through Ambetter product, outperformed performance targets for Marketplace on membership and revenue.
•
Developed enterprise strategy for telehealth and consolidated Loyalty & Rewards programs under Member Orchestration project.
•
Successfully launched new Medicare Advantage brand under Allwell; achieved goal of Top 3 plans on CMS Plan Finder tool for 90% of counties; expanded into 8 new states and positioned for membership growth in 2018.
•
Demonstrated thought leadership for Government Health Programs by engaging lobbyists on policy development and advocacy, specifically for Medicaid and Marketplace products.
		$1,250,000	185%
Keith H. Williamson	• Developed and established operational framework and centers of expertise for enterprise wide legal services. • Reduced outside legal fees by approximately $1.5 million through negotiations and rate concessions with appropriate parties. • Addressed employment-law-related risks through a formal diagnostic review with the company’s Human Resources department.	$1,240,000	200%

Based on the Company meeting its diluted EPS goal, increasing pre-tax income and increasing total revenues to $48.4 billion, the Compensation Committee reviewed the Chief Executive Officer's performance during 2017 and recommended to the Board of Directors that an annual bonus of $4.5 million be awarded to Mr. Neidorff. The bonus, which was 200% of his target, is representative of the Company's year. In addition, other NEOs received an annual bonus ranging from 185 - 200% of target.

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Long-Term Incentive Awards
The Compensation Committee granted long-term incentives to our NEOs in December 2017 based on a review of industry data, as follows:

•
Performance-based Restricted Stock Units (PSUs) (60% of equity granted) - The target metrics for the 2018 - 2020 performance period are pre-tax margin (60% weight) and compound annual revenue growth (40% weight). Threshold, target and maximum metric achievement will result in 50%, 100% and 200% attainment of the PSUs granted, respectively. If earned, PSUs will vest in February 2021.

•	Service-based Restricted Stock Units (RSUs) (40% of equity granted) - One-third vest annually based on service to the Company.

•
Cash Long-term Incentive Plan (Cash LTIP) - The target metrics include the performance criteria above for the three-year performance period (2018 - 2020) as well as a relative Total Shareholder Return objective.

2015-2017 Cash Long-Term Incentive Plan Award Performance

In December 2014, the Compensation Committee established the following metrics, targets and weights for the 2015 - 2017 Cash LTIP. The Compensation Committee has the discretion to evaluate the metrics on an "as adjusted" basis, and excluded certain one-time acquisition related transaction costs and the impact of the 2017 health insurer fee moratorium in evaluating the pre-tax margin metric criteria. The Company met or exceeded all three targets as shown below with a total percentage payout of 145.6% of the target:

	Metric Criteria			Weight	2015 - 2017 Actual	Metric Payout of Target	Weighted Payout
	Threshold	Target	Maximum
Pre-tax Margin (As Adjusted)	2.5%	3.0%	4.0%	37.5%	3.4%	144.0%	54.0%
Compound Annual Revenue Growth Rate	15.0%	20.0%	25.0%	12.5%	42.8%	200.0%	25.0%
HCI Peer Relative Total Shareholder Return Percentile Rank	25th	50th	90th	50.0%	67th	133.2%	66.6%
				100%			145.6%

The amounts earned by each NEO are reflected in the table below:

Name	Payout ($)
Michael F. Neidorff	$2,620,800
Jeffrey A. Schwaneke	305,760
Cynthia J. Brinkley	728,000
Jesse N. Hunter	873,600
Keith H. Williamson	800,800

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SECTION 3 - Compensation Philosophy

The following principles guide the Company's compensation philosophy:

•
Pay for Performance - Our overall compensation philosophy is to pay for performance. An executive's compensation is directly linked to performance and the achievement of both Company and individual goals. Superior performance and the achievement of goals results in higher compensation.

•	Create Long-Term Stockholder Value - Both performance-based and service-based stock awards with meaningful retention requirements are used to encourage sustained stockholder value creation.

•
Foster a Culture of Risk Management and Compliance - A portion of NEO compensation is based on meeting individual goals that align with our corporate mission statement and promote a culture of compliance with rules, regulations and the Company's vision and values and rewarding those who mitigate business risks.

•
Attract and Retain Top Executive Talent - We offer competitive pay to attract, motivate and retain industry executives with the skills and experience to drive superior long-term Company performance in a high growth company.

Results of the April 2017 “Say-on-Pay” Vote

The Compensation Committee monitors the results of the annual advisory “say-on-pay” proposal and considers such results as one of many factors in connection with the discharge of its responsibilities. At our April 2017 Annual Meeting, approximately 89% of our stockholders voted to approve our fiscal 2016 executive compensation program.

Stockholders expressed a wide variety of views about executive compensation. We valued the insights we received from our institutional investors as we reached out to gain a more thorough understanding of their comments. As a result of feedback from our stockholders over the last few years, the Compensation Committee previously made key changes, including:

•	Aligned 70% of each NEO's annual incentive award to diluted EPS;

•	Changed the performance period applicable to PSUs from one-year to three-years; and

•	Changed the mix of PSUs and RSUs for executives from a 50/50% split to a 60/40% split, respectively.

We have also received some feedback that our equity grants as a percent of outstanding shares, which has trended around 1.4%, is higher than some investors prefer. While we recognize it is a higher rate than some of our competitors, we believe that providing broader ownership participation below senior leaders is important in driving company performance and retaining key talent.

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Overview of the Compensation Program

The Compensation Committee establishes and administers the executive compensation philosophy and program and assists the Board of Directors in the development and oversight of all aspects of executive compensation. Presented in the table below are highlights of our compensation practices:

What We Do

✓	Pay for Performance A significant portion of our NEOs' compensation is tied to performance with clearly articulated financial goals.	✓	Annual Compensation Risk Assessment We regularly analyze risks related to our compensation program and we conduct broad risk assessments.

✓
Competitive Compensation Each component of the NEOs' annual total direct compensation is targeted to the 50th percentile for both the Health Care Industry peer group and the General Industry peer group.
✓
Stock Ownership Requirements We maintain rigorous stock ownership requirements for our directors, executives and other members of senior management. Our CEO’s requirement is 5x annual base pay; other NEOs’ requirements are 2.5x annual base pay.

✓	Equity Grants Reward Long-Term Future Performance Beginning in 2015, PSU grants vest at the end of the three-year period based on two, three-year performance metrics.	✓	Clawbacks We can recover performance-based cash and equity incentive compensation paid to executives in various circumstances.

✓	Formula Based Annual Incentive Plan Awards under the Annual Cash Incentive plan are formula based.	✓	Independent Compensation Consultant The Compensation Committee retains an independent compensation consultant to advise the Committee on executive compensation matters.

✓	Tally Sheets Tally sheets and wealth accumulation analyses for each NEO are reviewed annually before making compensation decisions.

What We Don't Do

X
Excessive Risk-Taking in Our Compensation Programs The Long-Term Incentive Plans use multiple performance measures, capped payouts and other features intended to minimize the incentive to take overly risky actions.
		X	No Hedging or Pledging Directors and executives are prohibited from hedging, pledging or engaging in any derivatives trading with respect to Company stock.

X	No Tax Gross-ups There are no tax “gross-ups” for perquisites or excise tax gross-ups in the event of a change of control related termination.	X
No Backdating or Repricing of Stock Options Stock options are never backdated or issued with below-market exercise prices. Re-pricing of stock options without stockholder approval is expressly prohibited.

X	No Single-Trigger Employment Agreements Any cash payments in executive employment agreements are subject to a "double-trigger" change in control condition.

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Competitive Pay Philosophy

Centene must leverage its compensation and benefit programs to attract the best talent to compete and achieve aggressive operating objectives. Therefore, Centene views both private equity firms and competitors with larger revenue bases as significant competition for talent. Centene also recognizes that our Company is a source for these firms and competitors to recruit talent if the appropriate compensation programs are not in place at Centene.

For the components of target total compensation, the Compensation Committee's competitive objectives are for:

•
base salaries to approximate the 50th percentile of similarly-sized organizations, based on revenues. The 50th percentile will be targeted in most instances; however, up to the 75th percentile or higher may be considered when retaining key employees and recruiting talent from significantly larger companies and private equity firms or when the experience of the executive dictates a higher base salary;

•	annual bonus targets to approximate the 50th percentile of similarly-sized organizations; and

•	long-term incentive targets to approximate the 50th percentile of similarly-sized organizations.

The goal of these objectives is that based on individual performance, actual total compensation will fall at the 50th percentile of total market based compensation for both the healthcare industry peer group and the general industry peer group for expected performance and between the 50th and 75th percentile based on extraordinary performance.

In order to achieve these objectives, the Compensation Committee establishes target, market-based total compensation levels (e.g., base salary, annual bonus target and long-term incentives) from market data from two different peer groups.

A. Healthcare Industry Managed Care Peer Group

Using the Standard and Poor's Global Industry Classification System (GICS) codes and other relevant industry parameters, Exequity, LLP analyzed the managed care industry and determined there are four key segments in the industry:

▪	Managed Healthcare Companies;

▪	Healthcare Services;

▪	Healthcare Distributors; and

▪	Healthcare Facilities.

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Based on further review by Exequity, LLP, the following companies were included in the Company's Healthcare Industry Managed Care Peer Group for use in determining compensation for NEOs in 2017.

MANAGED HEALTH CARE	HEALTHCARE SERVICES
Direct Competitors	Express Scripts Holding Company
Aetna, Inc.	Davita Healthcare Partners, Inc.
Anthem, Inc.
CIGNA Corp.	HEALTHCARE DISTRIBUTORS
Humana, Inc.	AmerisourceBergen Corporation
Molina Healthcare, Inc.	Cardinal Health, Inc.
UnitedHealth Group, Inc.
WellCare Health Plans, Inc.	HEALTHCARE FACILITIES
Community Health Systems, Inc.
HCA Holdings, Inc.
Tenet Healthcare Corp.

B. General Industry Group

Since there is a market for executive talent both within and outside our industry, we also benchmark against the general industry. Therefore, the market data the Compensation Committee utilizes includes not only the managed healthcare industry peer group of 14 companies, plus a general industry peer group of approximately 400 companies developed by Willis Towers Watson's Compensation Database (CDB).

Benchmarking Methodology

The Compensation Committee engaged Exequity, LLP, to gather, analyze and summarize the market data from the Willis Towers Watson Executive Compensation Database for the CEO and the other four NEOs.

For this analysis, which is utilized in determining December equity grant awards and compensation for the forthcoming year, including base salaries, annual cash incentive targets and cash LTIP targets, we size adjust both the healthcare and general industry peer data to be in line with our forecasted revenues for the upcoming year. The Compensation Committee also reviews data adjusted to reflect the estimated revenues over the next one to three years, based on our growth pattern combined with any proposed acquisitions, and to provide a more representative depiction of the overall competitive market for talent, as evidenced by several of our executives who came from companies outside of our industry.

 All elements of compensation are valued and reviewed in evaluating the relative competitiveness of our compensation practices against both the market data and the Compensation Committee's competitive objectives. In addition, the Compensation Committee annually reviews a tally sheet for each NEO, which includes the current value of all outstanding equity-based awards, benefits and perquisites. The Compensation Committee uses the tally sheets to analyze each NEO's base salary, annual incentive target and long-term incentive opportunity in relation to the market and each component of compensation as a percentage of total compensation.

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Base Salaries

While reviewing market data to determine appropriate annual base salaries, the Compensation Committee also considers:

•	the Chief Executive Officer's compensation recommendations for all other NEOs;

•	the scope of responsibility, experience, time in position and individual performance of each officer, including the Chief Executive Officer;

•	each executive's leadership performance and potential to enhance long-term stockholder value; and

•	internal equity.

Annual Cash Incentive

The Compensation Committee rewards NEOs with an annual cash incentive bonus for achieving the Company's EPS objective. The Committee assesses how each NEO contributed to achieving this EPS objective and other pre-determined objectives approved by the Compensation Committee in early February of the current year. The Compensation Committee follows a two-step process to determine the amount of bonus earned each year:

1.
The Company must meet a specific EPS objective during the year before any payments may be made. If the Company does not meet its threshold performance, no payments are made. The Company has not reached its threshold EPS objective in certain years past and, accordingly, no annual bonuses were paid.

2.
In addition, each NEOs' individual performance is assessed by Management and the Compensation Committee against the pre-determined objectives. If these pre-determined objectives were met, exceeded or not met, then the annual bonus could equal, exceed or be less than target, respectively.

Individual awards under our bonus plan are approved by the Compensation Committee based primarily upon:

•	business performance versus our business plan;

•	the effectiveness of each executive's leadership performance and potential to enhance long-term stockholder value;

•	targeted bonus amounts, which are based upon market data; and

•	the recommendation of the Chief Executive Officer (for all NEOs other than the CEO).

Overall, 70% of each award is aligned with the diluted EPS target, and the remaining 30% of each award is aligned with individual performance objectives. The annual cash incentive Award is calculated as follows, with a maximum award pool of 200% of target. However, the Compensation Committee reserves the ability to exceed this amount for exceptional performance at its discretion.

Annual Cash Incentive Award
Target Incentive Opportunity				Performance

Base Salary	x	Individual Target Award %	x	EPS Performance Pool Range: 0% to 200%	+	Individual Performance Objectives Pool Range: 0% to 200%	=
(Maximum Pool @ 200% of Target)
				Multiplied by 70% Weight		Multiplied by 30% Weight

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Long-Term Incentives

Our long-term incentive compensation is designed to attract and retain key executives, build an integrated management team, reward for innovation and appropriate risk-taking, balance short-term planning with long-term successes and align executive and stockholder interests. TSR, revenue growth, and pre-tax operating margin targets as well as competitive market practices are all used by the Compensation Committee in determining long-term incentives.

These long-term incentives take the form of the following:

•	PSUs that are based on meeting pre-determined performance targets (pre-tax margin and revenue growth), vest at the end of the three-year performance period.

•	RSUs that vest over three years.

•	Cash LTIP that is based on meeting three-year TSR, pre-tax margin and revenue growth metrics.

•	Stock Options which are granted on a limited basis and vest over three years.

Long-term incentives are provided both through equity (PSUs at 60% and RSUs at 40%) and cash, while ensuring that the maximum number of shares of common stock granted in any calendar year (excluding shares granted in connection with an acquisition) does not exceed a level associated with competitive practice. Excluding acquisitions, the Company does not annually grant equity compensation exceeding 2% of the outstanding shares of the Company. In recent years, the equity grants have been trending at approximately 1.4% of outstanding shares. Due to the growth of the Company, the competitive nature of our business and the necessity of retaining key management level employees, stock grants can be awarded to levels below senior executives, including director and manager level employees. PSUs and RSUs are normally granted at the annual December Compensation Committee meeting, but may also be approved at other Compensation Committee meetings for a promotion, extraordinary performance, a newly hired executive or as determined by the Compensation Committee.

Cash LTIP Award Performance Targets

The Compensation Committee utilizes the Cash LTIP, which is a three-year performance program, to complement the stock incentive plan, manage dilution and supplement the number of shares available under the Company's stock incentive plan. Each NEO is awarded a grant at the beginning of the three-year cycle based on the following targets:

•	Chairman & CEO - 150% of Prior Year’s Annual Salary

•	Other NEOs - 100% of Prior Year’s Annual Salary
Cash awards are paid annually, if earned, after completion of each three-year performance cycle, and targets are announced annually prior to the beginning of each three-year year performance cycle.

The Compensation Committee sets performance targets at levels it believes to be rigorous and challenging. The performance criteria may include any of the metrics identified in the plan document. We believe the specific performance metrics related to the Cash LTIP plan and the range of awards related to the achievement of such measures are reflective of our overall business strategy and constitute confidential information. We believe disclosing such information would cause us competitive harm. The Compensation Committee may determine that the performance parameters used to measure the appropriate pay out include or exclude items which are deemed extraordinary. These items include but are not limited to those stated in the plan document.

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In order for a NEO to earn a Cash LTIP payout, at least one of the following metric thresholds must be achieved: pre-tax margin percentage, revenue compound annual growth rate percentage or TSR relative to the healthcare industry peer group. These metrics are applicable for the 2016 - 2018 cycle (awarded in December 2015), the 2017 - 2019 cycle (awarded in December 2016), and the 2018 - 2020 cycle (awarded in December 2017).

Other Benefits

We provide our NEOs with a defined contribution 401(k) retirement program which is the same program that is generally provided to all our employees. We also provide our NEOs with a non-qualified deferred compensation plan to make up for matching contributions that are capped by compensation limits imposed on qualified retirement plans under the Internal Revenue Code. We do not provide our NEOs with a defined benefit retirement program. We also do not provide retiree medical coverage to our NEOs, with the exception of Mr. Neidorff, as specified in his employment agreement.

With respect to most other benefits, the benefits provided to NEOs and other executive officers are comparable to those provided to the majority of salaried and hourly Company employees. We require all NEOs to have their tax returns prepared or reviewed by an independent certified public accounting firm. Due to this requirement, costs related to these services are paid by the Company. In addition, each NEO has the option to use a financial advisor for fees that do not exceed $15,000 annually, in total, for both tax preparation and financial advisement. These costs are also fully taxable to them and are not grossed up to cover any personal income tax liability.

The Board of Directors believes that additional security is required for the position of Chairman and Chief Executive Officer and other NEOs. Pursuant to a policy implemented by our Board, Mr. Neidorff is required to use Company provided aircraft for all air travel. We also have an aircraft time sharing agreement with Mr. Neidorff that permits him to reimburse us for incremental costs when he uses the aircraft for personal travel. In addition, we provide home security services to Mr. Neidorff. Mr. Neidorff's personal use of Company aircraft and home security services are fully taxable to him and are not grossed up to cover his personal income tax liability. Home security services are also provided to our NEOs, and these costs are also fully taxable to them and are not grossed up to cover any personal income tax liability.

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SECTION 4 - Other Compensation Policies and Information

Stock Ownership Guidelines

We utilize stock ownership guidelines for our NEOs, corporate officers and Board. We believe that ownership of our stock helps align the interests of our executives and stockholders and encourages executives to act in a manner that is expected to increase stockholder value. The stock ownership guidelines for our officers are as follows:

Minimum Ownership Requirement as a Multiple of Base Salary
Chairman and Chief Executive Officer	5x
President & Executive Vice Presidents	2.5x
Senior Vice Presidents	2x
Market & Specialty Company Presidents & other Corporate Executives	1x

The Compensation Committee annually reviews the stock ownership levels of the Board and all officers. Future stock awards take into consideration the executive's level of attainment of the suggested stock ownership amount. The Compensation Committee may elect to award the annual incentive to an executive in stock instead of cash if the suggested stock ownership amount is not achieved.

Officers who fail to achieve these ownership levels may not be eligible to receive any stock-based awards until they achieve their required ownership level. Shares owned directly by the officer (including those held as a joint tenant or as tenant in common), unvested RSUs, shares owned in a self-directed IRA, “phantom shares” held in the deferred compensation plan and certain shares owned or held for the benefit of a spouse or minor children are counted toward the guidelines. Options and unearned PSUs are not counted toward the ownership guidelines.

The Board has established a policy requiring executive officers to retain ownership of the shares received from the vesting or payout of any RSU award granted under our stock incentive plan (net of any shares used to satisfy tax obligations) for one year following such vesting or payout. An executive may substitute the tax basis of the shares under restriction for other shares held outright.

As of the close of the last fiscal year and the date of this report, all NEOs subject to the ownership guidelines are in compliance with the guidelines. At $100.88 per share (the December 31, 2017 closing stock price), our executive officers held Company stock as of a multiple of their 2017 base salaries as follows:

Name	Minimum Ownership Requirement as a Multiple of Base Salary	Ownership as a Multiple of 2017 Base Salary
Michael F. Neidorff	5x	252.3x
Jeffrey A. Schwaneke	2.5x	9.8x
Cynthia J. Brinkley	2.5x	13.4x
Jesse N. Hunter	2.5x	27.1x
Keith H. Williamson	2.5x	11.6x

Our stock ownership guidelines for members of our Board require them to own 40,000 shares of common stock within 5 years of being appointed to the Board. As of December 31, 2017, all directors were in compliance with this requirement.

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Pledging Policy

The Board maintains the Company's insider trading policy, which prohibits pledging of shares by executive officers and members of the Board. As of February 23, 2018, all executive officers and directors were in compliance with this policy.

Risk Disclosure

The Compensation Committee is aware of the consequences to companies that have not appropriately balanced risk and rewards in executive compensation. The Compensation Committee believes that the emphasis on long-term performance in the stock incentive plan and the Cash LTIP results in an overall compensation program that does not reward excessive risk-taking for the Company. Risk is further limited by the ownership guidelines mentioned previously and a clawback provision that provides that any cash bonuses that are paid from the annual incentive plan, Cash LTIP or vesting of PSUs that are a result of material financial impropriety (as defined by the Audit Committee of the Board), including but not limited to financial restatements due to these improprieties, may result in any officers becoming obligated to pay back the amount to the Company.

The Company's compensation strategy is intended to mitigate risk by emphasizing long-term compensation and financial performance measures correlated with growing stockholder value rather than rewarding shorter performance and payout periods. A recent review of the Company's compensation programs by Exequity, LLP did not identify any programs that unduly incentivize employees to take any excessive risks.

Employment Contracts, Termination of Employment Arrangements, Change in Control Arrangements, and Retirement Provisions

CEO Employment Agreement

Michael F. Neidorff serves as Chairman of our Board and our Chief Executive Officer pursuant to an employment agreement dated November 8, 2004 (as amended). Under this agreement, we paid Mr. Neidorff a 2017 annual salary of $1.5 million and will pay Mr. Neidorff a 2018 annual salary of $1.5 million, which is subject to an annual review by our Board. Mr. Neidorff is eligible for a target annual incentive of 150% of base salary. The agreement also awarded Mr. Neidorff 2,000,000 RSUs as of November 8, 2004. The RSUs and all of the related shares of common stock shall be distributed to Mr. Neidorff on the later of (a) January 15 of the first calendar year following termination of Mr. Neidorff's employment or (b) the date that is six months after Mr. Neidorff's “separation of service” as defined in the Code.

In 2016, the Board and Mr. Neidorff agreed to extend his contract beyond the previous termination date to ensure continuity in the business under the current regulatory environment and an orderly transition of leadership. The amendment provided that Mr. Neidorff will serve as Executive Chairman for one year after his successor is appointed and as a Non-Executive Chairman thereafter; extended the term of the employment agreement to the 2021 Annual Stockholders Meeting; and provided for the grant of 20,000 stock options.

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Mr. Neidorff has agreed not to compete with us or solicit any of our employees during the term of his employment and for 12 months thereafter. Mr. Neidorff's employment may be terminated by the Company for cause or permanent disability, or by Mr. Neidorff for good reason (as defined in the employment agreement). If Mr. Neidorff is terminated by the Company without cause or if he terminates for good reason prior to December 31, 2018, he is entitled to receive salary continuation and target bonus for a period of 12 months, lifetime medical insurance for him and his spouse, dental coverage, lifetime life insurance coverage, full acceleration of any unvested stock options or other equity awards held by him, and acceleration of a portion of unvested RSUs awarded pursuant to the agreement based on certain stipulations. The health and welfare benefits that Mr. Neidorff or his spouse would be entitled to, if he is terminated without cause or for good reason, were commitments made in his original employment agreement in 2004. Upon a change in control during the term of this agreement, any existing equity awards held by Mr. Neidorff will vest in full.

Severance and Change in Control Agreements

Cynthia J. Brinkley, Jesse N. Hunter, Jeffrey A. Schwaneke and Keith H. Williamson serve as executive officers pursuant to executive severance and change in control agreements (the agreements, as amended), and their 2018 annual salaries are $850,000, $725,000, $800,000 and $650,000, respectively.

The agreements generally provide that, if within 24 months following a change in control (as defined in the agreements), the executive's employment is terminated by the Company other than for cause (as defined in the agreements) or by the executive for good reason (as defined in the agreements), the executive will receive a lump sum cash payment equal to the sum of (1) an amount equal to 24 months of salary, (b) the average of the executive's last two annual bonuses multiplied by two, and (c) a prorated annual bonus for the year in which the termination occurs. The executive also will receive 18 months of medical coverage. The executive's existing equity awards will vest in full at the time of a change in control.

The agreements also generally provide that, if an executive's employment is terminated by the Company other than for cause, the executive will receive 12 months of salary continuation, a prorated annual bonus for the year in which the termination occurs, 12 months of medical coverage and 12 months of continued vesting of the executive's existing equity awards. These NEOs amended their agreements in February 2015 to eliminate tax gross-up benefits for excise taxes payable upon a change in control.

Under the terms of any new executive employment agreement, if any parts or amounts payable under the agreement are deemed to be “excess parachute payments” within the meaning of Section 280G of the Code or similar provision, the amount shall be reduced to the extent necessary so that no amounts paid shall be deemed excess parachute payments or, if the net benefit is greater, no reduction will be made but the executive will be required to pay any additional taxes.

In the agreements, the executives agree to non-competition and non-solicitation provisions that extend through the first anniversary of termination of employment, unless the termination was due to a change in control as defined in the agreement. In 2012, the agreements were amended to eliminate the non-compete and non-solicitation provisions under any change in control.

The Board has determined that it is in the best interests of the Company and our stockholders to assure that we will have the continued dedication of the executive, notwithstanding the possibility, threat, or occurrence of a change in control. The Board believes it is imperative to diminish the inevitable distraction of the executive by virtue of the personal uncertainties and risks created by a pending or threatened change in control, to encourage the executive's full attention and dedication to the Company, and to provide the executive with compensation and benefits arrangements upon a change in control which (i) will satisfy the executive's compensation and benefits expectations and (ii) are competitive with those of other major corporations.

42 Centene Corporation

2018 NOTICE OF MEETING AND PROXY STATEMENT
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Retirement Provisions

In October of 2016, the Compensation Committee approved a prospective qualified retirement definition for stock awards. Employees who are at least 55 years of age and have 10 years of employment at the time of retirement are eligible for the following:

•	A pro-rated number of PSUs vesting at the end of the performance period, based on the amount of time employed during the performance period and actual performance outcomes.

•	A continuation of vesting of RSUs for one additional year after retirement.

Deductibility of Executive Compensation

Section 162(m)(6), which was enacted as part of the Patient Protection and Affordable Care Act, amended the Code to limit the amount that certain healthcare insurers and providers, including the Company, may deduct for compensation to any employee in excess of $500,000 for a tax year beginning after December 31, 2012. This legislation does not create any exceptions for performance-based compensation and is not otherwise impacted by the adoption of the Tax Cuts and Jobs Act enacted on December 22, 2017. The Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and the performance of its employees. We were subject to the limitation in 2017.

Centene Corporation 43

2018 NOTICE OF MEETING AND PROXY STATEMENT
INFORMATION ABOUT EXECUTIVE COMPENSATION

Equity Compensation Plan Information

The following table provides information as of December 31, 2017, about the securities authorized for issuance under our equity compensation plans, consisting of our 2000 Stock Incentive Plan, 2003 Stock Incentive Plan, 2012 Stock Incentive Plan and 2002 Employee Stock Purchase Plan.

Plan Category[1]	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	4,071,698	$18.82	7,200,865
Equity compensation plans not approved by stockholders	—	—	—
Total	4,071,698	$18.82	7,200,865
[1] Does not include 227,613 remaining outstanding restricted stock units and performance share awards granted under the Health Net 2006 Plan which were assumed by the Company in connection with the Health Net acquisition on March 24, 2016.

The number of securities in column (a) includes 130,150 options with a weighted-average remaining life of 2.7 years and 3,941,548 shares of restricted stock and restricted stock units.

The number of securities in column (c) includes 614,497 shares available for future issuance under the 2002 Employee Stock Purchase Plan.

44 Centene Corporation

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Summary Compensation Table

The following table summarizes the compensation of our NEOs for the fiscal years ended December 31, 2017, 2016 and 2015. Additional descriptions of each component of compensation for our NEOs are included elsewhere in this Proxy Statement under the caption, “Compensation Discussion and Analysis.”

Name & Principal Position	Year	Salary ($)	Performance Based Stock Awards ($)	Service Based Stock Awards ($)	Total Stock Awards ($) [1]	Option Awards ($) [1]	Non-Equity Incentive Plan Compensation ($) [2]	All Other Compensation ($)		Total ($)
Michael F. Neidorff	2017	$1,500,000	$9,682,560	$6,455,040	$16,137,600	$—	$7,120,800	$501,068	[3]	$25,259,468
Chairman and Chief Executive Officer	2016	1,500,000	7,697,700	5,131,800	12,829,500	411,800	6,602,400	625,283		21,968,983
	2015	1,200,000	6,165,600	6,165,600	12,331,200	—	6,585,750	638,153		20,755,103
Jeffrey A. Schwaneke	2017	725,000	1,794,600	1,196,400	2,991,000	—	1,755,760	74,802	[4]	5,546,562
Executive Vice President, Chief Financial Officer and Treasurer	2016	632,671	1,350,240	900,160	2,250,400	—	1,404,572	37,386		4,325,029
Cynthia J. Brinkley	2017	675,000	2,153,520	1,435,680	3,589,200	—	1,978,000	90,524	[4]	6,332,724
President and Chief Operating Officer	2016	650,000	1,687,800	1,125,200	2,813,000	—	1,130,000	88,485		4,681,485
Jesse N. Hunter	2017	675,000	1,256,220	837,480	2,093,700	—	2,123,600	70,544	[4]	4,962,844
Executive Vice President and Chief Strategy Officer	2016	650,000	1,181,460	787,640	1,969,100	—	1,741,010	82,758		4,442,868
	2015	630,000	1,136,000	1,136,000	2,272,000	—	1,857,313	83,866		4,843,179
Keith H. Williamson	2017	620,000	424,722	283,148	707,870	—	2,040,800	62,192	[4]	3,430,862
Executive Vice President, Secretary and General Counsel	2016	600,000	506,340	337,560	843,900	—	1,541,290	64,279		3,049,469

1
The amounts reported as Stock Awards and Option Awards for Mr. Neidorff, Mr. Schwaneke, Ms. Brinkley, Mr. Hunter and Mr. Williamson reflect the grant date fair value of grants made during the current year under the 2012 Stock Incentive Plan in accordance with ASC 718.

Assumptions used in the calculation of these amounts for the fiscal year ended December 31, 2017 are included in footnote 15 to the Company's audited financial statements for the fiscal year ended December 31, 2017, included in the Company's Annual Report on Form 10-K filed with the SEC on February 20, 2018. There can be no assurance that the grant date fair value of stock awards will ever be realized. Stock awards granted in December 2017, 2016, and 2015 to the NEOs consisted of performance-based awards and service-based awards. If the maximum performance metrics are achieved, the grant date fair value of the December 2017 performance awards would be $19,365,120 for Mr. Neidorff, $3,589,200 for Mr. Schwaneke, $4,307,040 for Ms. Brinkley, $2,512,440 for Mr. Hunter and $849,444 for Mr. Williamson. The Summary Compensation Table reflects the probable amount of shares to be earned under the performance condition.

2	The amounts shown in the Non-Equity Incentive Plan Compensation column include both the annual cash incentive and the Cash LTIP award payouts.
3
The amounts shown in the All Other Compensation column for Mr. Neidorff include $168,605 of personal use of Company provided aircraft. Pursuant to the policy established by our Board, our Chairman and Chief Executive Officer is required to use Company provided aircraft for all travel, a taxable benefit to Mr. Neidorff pursuant to the applicable Internal Revenue Service regulations. For flights on corporate aircraft, the cost is calculated based on a cost-per-flight-hour charge developed by a nationally recognized and independent service and excludes any timeshare payments by the executive. This charge reflects the operating and periodic maintenance costs of the aircraft, crew travel expenses and other miscellaneous costs. We have an aircraft time sharing agreement with Mr. Neidorff under which he is permitted to reimburse us for the incremental costs of his personal use of corporate aircraft consistent with FAA regulations. The other amounts included in other compensation for Mr. Neidorff include $151,214 in life insurance benefits, $153,485 in nonqualified deferred compensation match, as well as security services, tax preparation and financial advisor fees, Company entertainment event tickets, and 401(k) match.

4
The amounts shown in the All Other Compensation Column for NEOs other than Mr. Neidorff include nonqualified deferred compensation match, $8,100 for 401(k) match, tax preparation and financial advisor fees, security services, as well as life insurance benefits. The other amounts included in other compensation for Mr. Schwaneke, Ms. Brinkley, Mr. Hunter and Mr. Williamson include $45,628, $45,459, $38,338 and $32,516, respectively, in nonqualified deferred compensation match. Ms. Brinkley's other compensation also includes personal use of Company provided aircraft valued as described in footnote 3.

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Grants of Plan-Based Awards Table

The following table provides information on 2017 grants of performance and service-based restricted stock units under the 2012 Stock Incentive Plan, as well as 2017 cash-based grants under the Cash LTIP and Annual Cash Incentive Plan to each of our NEOs. The grant date fair values of these stock awards are included in the Summary Compensation Table. The vesting provisions of the equity awards are included in the footnotes to the Outstanding Equity Awards at Fiscal Year-End Table.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards: Number of Shares of Stock or Units (#) [2]				All Other Stock Awards: Number of Shares of Stock or Units (#) [3]	Grant Date Fair Value of Stock Awards ($) [4]
		Threshold ($)	Target ($)	Maximum ($)	Threshold	Target		Maximum
Michael F. Neidorff	12/13/2017	$225,000	$2,250,000	$4,500,000	—	—		—		$—
	12/13/2017	787,500	2,250,000	4,500,000	—	—		—		—
	12/13/2017	—	—	—	48,000	96,000	[5]	192,000	64,000	16,137,600
Jeffrey A. Schwaneke	12/12/2017	72,500	725,000	1,450,000	—	—		—		—
	12/12/2017	280,000	800,000	1,600,000	—	—		—		—
	12/12/2017	—	—	—	9,000	18,000	[5]	36,000	12,000	2,991,000
Cynthia J. Brinkley	12/12/2017	67,500	675,000	1,350,000	—	—		—		—
	12/12/2017	297,500	850,000	1,700,000	—	—		—		—
	12/12/2017	—	—	—	10,800	21,600	[5]	43,200	14,400	3,589,200
Jesse N. Hunter	12/12/2017	67,500	675,000	1,350,000	—	—		—		—
	12/12/2017	253,750	725,000	1,450,000	—	—		—		—
	12/12/2017	—	—	—	6,300	12,600	[5]	25,200	8,400	2,093,700
Keith H. Williamson	12/12/2017	62,000	620,000	1,240,000	—	—		—		—
	12/12/2017	227,500	650,000	1,300,000	—	—		—		—
	12/12/2017	—	—	—	2,130	4,260	[5]	8,520	2,840	707,870

1
The amounts shown in the Estimated Future Payouts Under Non-Equity Incentive Plan Award columns represent the range of annual and long-term cash incentive awards as described in the sections titled "Annual Cash Incentives" and "Cash LTIP Award Performance Targets" in the Compensation Discussion and Analysis, above.

2
The amounts shown in the Estimated Future Payouts Under Equity Incentive Plan Awards column represent the range of shares that may be earned at the end of the performance period applicable to our PSUs assuming achievement of the relevant performance objectives, as described in the section titled "Long-Term Incentives" in the Compensation Discussion and Analysis, above.

3	The amounts shown in the All Other Stock Awards column represent the RSUs described in the section titled "Long-Term Incentives" in the Compensation Discussion and Analysis, above.
4
The amounts shown in the Grant Date Fair Value of Stock Awards column represent the grant date fair value, measured in accordance with ASC 718. Assumptions used in the calculation of the grant date fair value are included in footnote 15 to the Company's audited financial statements for the fiscal year ended December 31, 2017, included in the Company's Annual Report on Form 10-K filed with the SEC on February 20, 2018.

5
Equity incentive grants contain a performance condition based upon our 2018 to 2020 cumulative pre-tax margin and compound revenue growth. For performance between the threshold and the target or the target and the maximum, the number of PSUs earned will be interpolated.

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Outstanding Equity Awards at Fiscal Year-End Table

The following table shows the number of shares covered by exercisable and unexercisable options and unvested RSUs and PSUs held by our NEOs on December 31, 2017:

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($) [1]	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) [2]		Market Value of Shares or Units of Stock That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) [2]		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[3]
Michael F. Neidorff	6,666	13,334	$57.02	12/14/2026	35,000	[4]	$3,530,800	60,000	[7]	$6,052,800
	—	—	—	—	60,000	[5]	6,052,800	105,000	[8]	10,592,400
	—	—	—	—	64,000	[6]	6,456,320	135,000	[9]	13,618,800
	—	—	—	—	—		—	96,000	[10]	9,684,480
Jeffrey A. Schwaneke	—	—	—	—	6,667	[11]	672,567	20,000	[8]	2,017,600
	—	—	—	—	10,667	[12]	1,076,087	24,000	[9]	2,421,120
	—	—	—	—	12,000	[12]	1,210,560	18,000	[10]	1,815,840
Cynthia J. Brinkley	—	—	—	—	8,334	[11]	840,734	25,000	[8]	2,522,000
	—	—	—	—	13,334	[12]	1,345,134	30,000	[9]	3,026,400
	—	—	—	—	14,400	[13]	1,452,672	21,600	[10]	2,179,008
Jesse N. Hunter	8,000	—	8.42	4/28/2018	6,667	[11]	672,567	20,000	[8]	2,017,600
	—	—	—	—	9,334	[12]	941,614	21,000	[9]	2,118,480
	—	—	—	—	8,400	[13]	847,392	12,600	[10]	1,271,088
Keith H. Williamson	—	—	—	—	3,334	[11]	336,334	10,000	[8]	1,008,800
	—	—	—	—	4,000	[12]	403,520	9,000	[9]	907,920
	—	—	—	—	2,840	[13]	286,499	4,260	[10]	429,749

1
The option price for each grant is equal to the previous day's closing market price. The options granted to Mr. Neidorff vest in three equal installments on the anniversary of the grant date beginning on December 14, 2017.

2
Upon the occurrence of a change in control, any unvested RSUs and PSUs will vest in full with PSUs granted prior to 2017 vesting at the target level of performance and PSUs granted in 2017 vesting at the greater of the actual or target level of performance.

3	Determined with reference to $100.88, the closing stock price of a share of Centene common stock on December 31, 2017.
4	The RSUs vest on December 16, 2018.
5	The RSUs vest in two equal installments on the anniversary of the grant date beginning on December 14, 2018.
6	The RSUs vest in three equal installments on the anniversary of the grant date beginning on December 13, 2018.
7
The RSUs vest and become non-forfeitable on the date that Mr. Neidorff has identified a successor Chief Executive Officer. Vested RSUs shall be converted into shares of Centene common stock and distributed to Mr. Neidorff on the later of (i) the January 15 following the year in which Mr. Neidorff's date of termination occurs, or (ii) the date which is six months after Mr. Neidorff's date of termination.

8	The PSUs will vest or be forfeited based on the attainment of the applicable performance metric when the Company releases 2018 earnings, in 2019.
9	The PSUs will vest or be forfeited based on the attainment of the applicable performance metric when the Company releases 2019 earnings, in 2020.
10	The PSUs will vest or be forfeited based on the attainment of the applicable performance metric when the Company releases 2020 earnings, in 2021.
11	The RSUs vest on December 15, 2018.
12	The RSUs vest in two equal installments on the anniversary of the grant date beginning on December 13, 2018.
13	The RSUs vest in three equal installments on the anniversary of the grant date beginning on December 12, 2018.

Centene Corporation 47

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Option Exercises and Stock Vested Table

The following table shows the number of shares of our stock acquired by our NEOs in 2017 upon exercise of options or vesting of RSUs or PSUs:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael F. Neidorff	—	$—	158,332	$15,814,065
Jeffrey A. Schwaneke	—	—	17,000	1,704,753
Cynthia J. Brinkley	—	—	38,333	3,754,662
Jesse N. Hunter	12,000	1,115,040	31,333	3,157,579
Keith H. Williamson	—	—	11,999	1,207,286

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Nonqualified Deferred Compensation Table

Under the Company's Deferred Compensation Plan, the NEOs may contribute any designated percentage of salary and / or bonus into the plan which serves as an excess savings plan when tax limitations are reached under our tax qualified 401(k) plan. The following table shows the change in the Nonqualified Deferred Compensation balances for our NEOs, as well as the market value of deferred restricted stock units for Michael Neidorff as discussed in footnote 5, for the fiscal year ended December 31, 2017:

Name	Executive Contributions in Last FY ($) [1]	Registrant Contributions in Last FY ($) [2]	Aggregate Earnings (Losses) in Last FY ($) [3]	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($) [4]
Michael F. Neidorff	$323,169	$153,485	$4,754,714	$(415,847)	$11,882,933
					201,760,000	[5]
Jeffrey A. Schwaneke	123,878	45,628	39,432	—	254,200
Cynthia J. Brinkley	311,606	45,459	125,954	—	708,975
Jesse N. Hunter	135,632	38,338	242,252	—	1,455,045
Keith H. Williamson	127,093	32,516	75,796	(90,419)	599,538

1	Executive contributions are included in the Salary and/or Non-Equity Incentive Plan Compensation columns in the Summary Compensation Table.
2	All registrant contributions are included in the All Other Compensation column in the Summary Compensation Table.
3
The Company does not pay above market interest or preferential dividends on investments in the Deferred Compensation Plan. Investment options in the Deferred Compensation Plan are substantially the same as the 401(k) plan, with the exception of the investment in Centene common stock. The returns on the investments available to employees during 2017 ranged from 0% to 79%, with a median return of 22% for the year ended December 31, 2017.

4
The amounts shown in the Aggregate Balance at Last Fiscal Year-End column include money the Company owes these individuals for salaries and incentive compensation they earned in prior years but did not receive because they elected to defer receipt of it and save it for retirement. For fiscal 2017, the amounts described in Footnote 1 above are included in the Summary Compensation Table as described in footnote 1. For fiscal 2016, the following aggregate amounts of executive contributions were included in the Summary Compensation Table: Mr. Neidorff - $306,000; Mr. Schwaneke - $37,904; Ms. Brinkley - $140,000; Mr. Hunter - $95,700; Mr. Williamson - $201,806. For fiscal 2015, the following aggregate amounts of executive contributions were included in the Summary Compensation Table: Mr. Neidorff - $288,069; Mr. Hunter - $87,305. For prior years, all amounts contributed by a NEO in such years have been reported in the Summary Compensation Table in our previously filed proxy statements in the year earned, to the extent the executive was named in such proxy statements and the amounts were so required to be reported in such tables.

5
Pursuant to the terms of the grant agreement, the receipt of 2,000,000 RSUs that vested from 2009 through 2014 has been deferred until retirement. The total value of the RSUs is reflected in the aggregate balance based on the December 31, 2017 market value.

Centene Corporation 49

2018 NOTICE OF MEETING AND PROXY STATEMENT
INFORMATION ABOUT EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control

The section below describes the payments that may be made to our NEOs upon termination or a change in control. Generally, pursuant to our executive agreements, a change in control is deemed to occur:

•	If any individual, entity or group (other than a group which includes the executive) acquires 40% or more of the voting power of our outstanding securities;

•
If a majority of the incumbent Board of Directors are replaced. For these purposes, the incumbent Board of Directors means the directors who were serving as of the effective date of the applicable executive agreement and any individual who becomes a director subsequent to such date whose election or nomination for election was approved by a majority of such directors, other than in connection with a proxy contest; or

•
Upon the consummation of a merger or consolidation of the Company with another person, other than a merger or consolidation where the individuals and entities who were beneficial owners, respectively, of our outstanding voting securities immediately prior to such merger or consolidation own 50% or more of the then-outstanding shares of the combined voting power of the then-outstanding voting securities of the corporation resulting from such merger or consolidation.

The amounts presented below assume the termination or change in control occurred as of December 31, 2017. The NEOs would receive other payments and benefits to which they were already entitled or vested on such date, including amounts under the Deferred Compensation Plan under the 'Nonqualified Deferred Compensation Table'. The applicable agreements are discussed in the CD&A under the heading “Employment Contracts, Termination of Employment Arrangements, Change in Control Arrangements, and Retirement Provisions” included in this proxy statement. The change in control cash payments are subject to the conditions of the "double-trigger" criteria in each of the NEO's employment agreements. The equity award acceleration amounts below were calculated using the closing price of our common stock on December 31, 2017 of $100.88. Cash LTIP and PSU awards prior to 2016 are included in the tables based upon the target level of performance. Cash LTIP and PSU awards granted in 2016 and 2017 are included at the greater of the target or actual level of performance as of December 31, 2017.

Michael F. Neidorff

Executive Benefits and Payments Upon Terminations	Voluntary Termination/Retirement	Involuntary Not for Cause or Voluntary with Good Reason Termination	For Cause Termination	Death	Disability	Change in Control
Severance	$—	$7,500,000	$—	$—	$—	$7,500,000
Pro rata Bonus Payment	2,250,000	2,250,000	—	2,250,000	2,250,000	2,250,000
Unvested Stock Option Spread		584,829		584,829	584,829	584,829
Unvested RSUs and PSUs	9,718,174	55,988,400	—	55,988,400	55,988,400	62,961,226
Cash LTIP	4,570,800	6,670,800	—	6,670,800	6,670,800	7,710,300
Welfare Benefits Values	—	—	—	5,741,000	—	—

50 Centene Corporation

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Jeffrey A. Schwaneke

Executive Benefits and Payments Upon Terminations	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change in Control
Severance	$—	$725,000	$—	$—	$—	$2,950,000
Pro rata Bonus Payment	—	725,000	—	—	—	725,000
Unvested RSUs and PSUs	—	1,614,080	—	2,259,712	2,259,712	10,453,253
Cash LTIP	—	305,760	—	930,760	930,760	1,892,610
Welfare Benefits Values	—	21,948	—	1,608,000	—	41,466
Outplacement	—	10,000	—	—	—	10,000

Cynthia J. Brinkley

Executive Benefits and Payments Upon Terminations	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change in Control
Severance	$—	$675,000	$—	$—	$—	$3,230,000
Pro rata Bonus Payment	—	675,000	—	—	—	675,000
Unvested RSUs and PSUs	—	1,997,491	—	2,823,429	2,823,429	12,915,397
Cash LTIP	—	728,000	—	1,278,000	1,278,000	2,178,300
Welfare Benefits Values	—	—	—	586,000	—	—
Outplacement	—	10,000	—	—	—	10,000

Jesse N. Hunter

Executive Benefits and Payments Upon Terminations	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change in Control
Severance	$—	$675,000	$—	$—	$—	$3,185,000
Pro rata Bonus Payment	—	675,000	—	—	—	675,000
Unvested RSUs and PSUs	—	1,425,771	—	2,149,148	2,149,148	8,953,268
Cash LTIP	—	873,600	—	1,510,267	1,510,267	2,453,900
Welfare Benefits Values	—	21,948	—	3,450,000	—	374,977
Outplacement	—	10,000	—	—	—	10,000

Keith H. Williamson

Executive Benefits and Payments Upon Terminations	Voluntary Termination/Retirement	Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change in Control
Severance	$—	$620,000	$—	$—	$—	$2,680,000
Pro rata Bonus Payment	620,000	620,000	—	—	—	620,000
Unvested RSUs and PSUs	599,832	633,459	—	1,019,998	1,019,998	3,837,610
Cash LTIP	1,384,133	800,800	—	1,384,133	1,384,133	2,253,000
Welfare Benefits Values	—	13,320	—	645,000	—	115,883
Outplacement	—	10,000	—	—	—	10,000

Centene Corporation 51

2018 NOTICE OF MEETING AND PROXY STATEMENT
INFORMATION ABOUT EXECUTIVE COMPENSATION

CEO to Median Employee Pay Ratio Information

Pursuant to Item 402(u) of Regulation S-K, we have included below a disclosure of the ratio of the median employee’s annual total compensation to the annual total compensation of our Chief Executive Officer, Mr. Neidorff. Because the applicable SEC rules allow companies to use a variety of methods to determine this ratio, the ratio disclosed by the Company may not be comparable to the ratio disclosed by other companies.

Mr. Neidorff's annual total compensation for the year ended December 31, 2017 was $25,269,468, which reflects the amount reported in the Summary Compensation Table of this proxy statement plus $10,000 of the company-paid portion of Mr. Neidorff’s medical plan premiums. The annual total compensation for the median employee for the year ending December 31, 2017 was $66,600, inclusive of the company-paid portion of the medical plan premiums. Mr. Neidorff's annual total compensation was 379 times that of our median employee's pay.

In determining the median employee, we examined total cash compensation (i.e. base wages plus short-term incentive payments) for individuals, excluding our CEO, who were employed by the company as of December 31, 2017. During this analysis, the compensation for employees hired during the year was annualized. We included all employees, whether employed on a full-time, part-time or temporary basis, except approximately 505 employees in the United Kingdom which were excluded under the de minimis exemption and 231 employees related to an acquisition that closed in the fourth quarter of 2017. This resulted in 33,312 employees being included in our median employee calculation.

After identifying the median employee, we calculated annual total compensation of the employee using the same methodology used for our NEOs within the Summary Compensation Table of this proxy statement, plus company-paid medical plan premiums capped at $10,000.

52 Centene Corporation

2018 NOTICE OF MEETING AND PROXY STATEMENT
OTHER MATTERS

Other Matters

Information About Stock Ownership

The following table sets forth information regarding beneficial ownership of our common stock as of February 23, 2018, for:

•	each person, entity or group of affiliated persons or entities known by us to beneficially own more than 5% of our outstanding common stock;

•	each of our NEOs and directors (three of whom are nominated for re-election or election); and

•	all of our executive officers and directors as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership
	Outstanding Shares		Shares Acquirable Within 60 Days		Total Beneficial Ownership		Percent of Class
The Vanguard Group, Inc.	18,123,190		—		18,123,190		10.4
100 Vanguard Blvd. Malvern, Pennsylvania 19355
BlackRock, Inc.	13,939,406		—		13,939,406		8.0
55 East 52nd Street New York, New York 10055
T. Rowe Price Associates, Inc.	11,956,566		—		11,956,566		6.9
100 East Pratt Street Baltimore, Maryland 21202
Michael F. Neidorff	1,491,711		2,006,666	[1]	3,498,377		2.0
Robert K. Ditmore	532,489	[2]	102,046		634,535	[3]	*
John R. Roberts	101,642	[4]	104,688		206,330	[3]	*
Tommy G. Thompson	91,708		93,946		185,654	[3]	*
Jesse N. Hunter	156,603		8,000		164,603		*
Frederick H. Eppinger	74,546		81,967		156,513	[3]	*
David L. Steward	3,350		98,411		101,761	[3]	*
Orlando Ayala	87,240		3,000		90,240		*
Keith H. Williamson	61,224		—		61,224		*
Cynthia J. Brinkley	51,026		—		51,026		*
Jeffrey A. Schwaneke	40,898		—		40,898		*
Richard A. Gephardt	33,366		7,333		40,699	[3]	*
Jessica L. Blume	—		—		—		*
All directors and executive officers as a group (16 persons)	2,768,172		2,506,057		5,274,229		3.0

*	Represents less than 1% of outstanding shares of common stock.
1
Of Mr. Neidorff's shares acquirable within 60 days, 2,000,000 were granted in the form of RSUs, payable in shares of common stock, pursuant to the executive employment agreement with Mr. Neidorff dated November 8, 2004. 1,200,000 of the shares vested in November 2009 and 160,000 of the shares vested in each of November 2010, 2011, 2012, 2013 and 2014. The RSUs shall be distributed to Mr. Neidorff on the later of (a) January 15 of the first calendar year following termination of Mr. Neidorff's employment and (b) the date that is six months after Mr. Neidorff's “separation of service” as defined in the Code.

2
Mr. Ditmore's outstanding shares include 156,200 shares owned by family members, family partnerships or trusts. Mr. Ditmore disclaims beneficial ownership except to the extent of his pecuniary interest therein.

3
Shares beneficially owned by Messrs. Ditmore, Eppinger, Gephardt, Roberts, Steward, and Thompson include 99,046, 78,967, 4,333, 91,688, 95,411 and 90,946, respectively, represent RSUs acquired through the Non-Employee Directors Deferred Stock Compensation Plan.

4	Mr. Roberts' outstanding shares include 89,022 shares owned by trusts. Mr. Roberts disclaims beneficial ownership except to the extent of his pecuniary interest therein.

Centene Corporation 53

2018 NOTICE OF MEETING AND PROXY STATEMENT
OTHER MATTERS

As of February 23, 2018, there were 173,554,072 shares of our common stock outstanding, net of treasury shares. Beneficial ownership is determined in accordance with the rules of the SEC. To calculate a stockholder's percentage of beneficial ownership, we include in the numerator and denominator those shares underlying options beneficially owned by that stockholder that are vested or that will vest within 60 days of February 23, 2018. Options held by other stockholders, however, are disregarded in the calculation of beneficial ownership. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ.

Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except to the extent authority is shared by spouses under applicable community property laws.

No director, executive officer, affiliate or owner of record, or beneficial owner of more than five percent of any class of our voting securities, or any associate of such individuals or entities, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries.

Information with respect to the outstanding shares beneficially owned by T. Rowe Price Associates, Inc. is based on Schedule 13G filed with the SEC on February 14, 2018, by such firm. T. Rowe Price Associates, Inc. beneficially owns 11,956,566 shares. Of the shares T. Rowe Price Associates, Inc. owns, it has sole voting power over 3,252,839 shares and sole dispositive power over 11,956,566 shares.

Information with respect to the outstanding shares beneficially owned by The Vanguard Group, Inc. is based on Schedule 13G/A filed with the SEC on February 9, 2018, by such firm. The Vanguard Group, Inc. beneficially owns 18,123,190 shares. Of the shares The Vanguard Group, Inc. owns, it has sole voting power over 240,502 shares and sole dispositive power over 17,855,883 shares.

Information with respect to the outstanding shares beneficially owned by BlackRock, Inc. is based on Schedule 13G/A filed with the SEC on January 29, 2018, by such firm. BlackRock, Inc. beneficially owns 13,939,406 shares. Of the shares BlackRock, Inc. owns, it has sole voting power over 12,180,667 shares and sole dispositive power over 13,939,406 shares.

54 Centene Corporation

2018 NOTICE OF MEETING AND PROXY STATEMENT
OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Directors, executive officers and beneficial owners of more than ten percent of our common stock are required by Section 16(a) of the Exchange Act to file reports with the SEC detailing their beneficial ownership of our common stock and other equity securities and reporting changes in such beneficial ownership. We are required to disclose any late filings of such reports. To our knowledge, based solely on our review of copies of reports furnished to us and written representations by the persons required to file these reports that no reports were required, all Section 16(a) filing requirements during 2017 were complied with on a timely basis.

If an executive officer or member of the Board wants to sell shares of the Company's stock, we require them to sell through a Rule 10b5-1 sales plan in order to afford themselves affirmative defenses, protections and safeguards provided by Rule 10b5-1 promulgated under the Exchange Act.

Submission of Future Stockholder Proposals

Under SEC rules, a stockholder who wishes to present a proposal, including nomination of a director, for inclusion in our proxy statement for our 2019 Annual Meeting of Stockholders must submit the proposal in writing to Keith H. Williamson, our Secretary, at 7700 Forsyth Boulevard, St. Louis, Missouri 63105, before November 12, 2018. SEC rules set standards for the types of stockholder proposals and the information that must be provided by the stockholder making the request.

A stockholder may also submit a proposal to be considered at our 2019 Annual Meeting of Stockholders pursuant to our By-Laws (and not under SEC rules). In that case, the proposal would not be required to be included in our proxy statement for our 2019 Annual Meeting of Stockholders and the proposal must be received by our Secretary not less than 120 days nor more than 150 days before the first anniversary of the 2018 Annual Meeting. This notice must include the information required by the provisions of our By-Laws, a copy of which may be obtained by writing to our Secretary at the address specified above. The deadline for delivery of a stockholder proposal pursuant to our By-Laws would be between November 25, 2018 and December 25, 2018.

In February 2018, we adopted an amendment to the Company's By-Laws to implement proxy access. Under the amended By-Laws, a holder, or a group of 20 or less individuals, of at least 3% of our outstanding stock continuously for at least three and a half years to nominate and included in our proxy materials director nominees constituting the greater of two individuals or 20% of the Board. Notice of director nominees submitted under Proxy Access will be received under the same conditions and deadlines as stockholder proposals pursuant to our By-Laws, as outlined above.

We have not set a date for our 2019 Annual Meeting of Stockholders. If the date of our 2019 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from April 24, 2019, we shall inform our stockholders, in our earliest possible quarterly report on Form 10-Q, of such change and the new dates for submitting stockholder proposals.

Centene Corporation 55

2018 NOTICE OF MEETING AND PROXY STATEMENT
OTHER MATTERS

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of either the proxy notice or this proxy statement, our 2017 Annual Review and Annual Report on Form 10-K may have been sent to multiple stockholders sharing an address unless the stockholders provide contrary instructions. We will promptly deliver a separate copy of these documents to you if you call, write or e-mail us at:

Centene Corporation
7700 Forsyth Boulevard
St. Louis, Missouri 63105
Attn: Keith H. Williamson, Secretary
(314) 725-4477
kwilliamson@centene.com

If you want to receive separate copies of our proxy statements and annual reports to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address, phone number or e-mail address.

56 Centene Corporation

2018 NOTICE OF MEETING AND PROXY STATEMENT
APPENDIX A

Appendix A

RECONCILIATION OF NON-GAAP MEASURES

This proxy statement includes certain non-GAAP financial measures as the Company believes that these figures are helpful in allowing investors to more accurately assess the ongoing nature of the Company's operations and measure the Company's performance more consistently across periods. The Company uses the presented non-GAAP financial measures internally to allow management to focus on period-to-period changes in the Company's core business operations. Therefore, the Company believes that this information is meaningful in addition to the presented GAAP financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for related GAAP financial information.

Specifically, the Company believes the presentation of non-GAAP financial information that excludes amortization of acquired intangible assets, acquisition related expenses, as well as other items, allows investors to develop a more meaningful understanding of the Company's performance over time. The tables below provide reconciliations of non-GAAP items.

Reconciliation of GAAP Diluted EPS to Adjusted Diluted EPS (from continuing operations):

	Year Ended December 31,
	2017	2016	2015	2014	2013
GAAP Diluted EPS from continuing operations	$4.69	$3.41	$2.89	$2.23	$1.43
Amortization of acquired intangible assets (1)	0.56	0.57	0.11	0.08	0.04
Acquisition related expenses (2)	0.07	0.98	0.14	—	—
Penn Treaty assessment expense (3)	0.20	—	—	—	—
Cost sharing reductions (4)	0.08	—	—	—	—
Income Tax Reform	(0.71)	—	—	—	—
Charitable contribution (5)	0.14	0.19	—	—	—
California minimum medical loss ratio change (6)	—	(0.76)	—	—	—
Debt extinguishment (7)	—	0.04	—	—	—
Adjusted Diluted EPS from continuing operations	$5.03	$4.43	$3.14	$2.31	$1.47

(1) Amortization of acquired intangible assets per diluted share are net of the income tax benefit of $0.32, $0.33, $0.08, $0.05, and $0.02 for the years ended December 31, 2017, 2016, 2015, 2014, and 2013, respectively.

(2) Acquisition related expenses per diluted share are net of the income tax benefit of $0.04, $0.45 and $0.08 for the years ended December 31, 2017, 2016 and 2015, respectively.

(3) The Penn Treaty assessment expense per diluted share is net of an income tax benefit of $0.12 for the year ended December 31, 2017.

(4) The cost sharing reduction (CSR) expense per diluted share is net of an income tax benefit of $0.04 for the year ended December 31, 2017.

(5) The charitable contributions per diluted share are net of the income tax benefit of $0.09 and $0.11 for the years ended December 31, 2017, and 2016, respectively.

(6) The impact associated with the retroactive contract amendment received in the fourth quarter of 2016 that changed the minimum medical loss ratio calculation per diluted share is net of the income tax expense of $(0.43) for the year ended December 31, 2016.

(7) The debt extinguishment cost per diluted share is net of the income tax benefit of $0.03 for the year ended December 31, 2016.

A-1 Centene Corporation

2018 NOTICE OF MEETING AND PROXY STATEMENT
APPENDIX A

Reconciliation of GAAP Earnings from continuing operations to Adjusted EBITDA ($ in millions):

	Year Ended December 31,
	2017	2014
Net earnings from continuing operations attributable to Centene Corporation	$828	$268
Income tax expense	326	196
Interest expense	255	35
Depreciation and amortization	362	89
Non-cash stock compensation expense	135	48
Adjusted EBITDA	$1,906	$636

Centene Corporation A-2

CENTENE CORPORATION
C/O BROADRIDGE
PO BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
1.	ELECTION OF DIRECTORS
	Nominees	For	Against	Abstain

1A	Jessica L. Blume	☐	☐	☐

1B	Frederick H. Eppinger	☐	☐	☐

1C	David L. Steward	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.
		For	Against	Abstain
2.	ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.	☐	☐	☐

3.	RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.	☐	☐	☐

Note: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K and Annual Review are available at www.proxyvote.com

CENTENE CORPORATION
ANNUAL MEETING OF STOCKHOLDERS, APRIL 24, 2018
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael F. Neidorff and Keith H. Williamson and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock of Centene Corporation, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of Centene Corporation, to be held at Centene Plaza, 7700 Forsyth Blvd., St. Louis, Missouri 63105, on Tuesday, April 24, 2018, at 10:00 a.m. central daylight time, and at any adjournments thereof. If more than one of the above named Proxies shall be present in person or by substitution at such meeting or at any adjournment thereof, then both of said proxies shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted "FOR" all the named nominees for director and "FOR" Proposals 2 and 3 and in the discretion of the named Proxies upon such other business as may properly come before the meeting and any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

Continued and to be signed on reverse side